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                    WSFS FINANCIAL CORPORATION
                 401(k) SAVINGS & RETIREMENT PLAN

    (As Amended and Restated Effective as of January 1, 1989)


















                                         December 21, 1994
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                      WSFS FINANCIAL CORPORATION
            SECTION 401(k) SAVINGS AND RETIREMENT PLAN

                        Table of Contents
                        __________________

                                                             Page
                                                             ____


ARTICLE I
DESIGNATION OF PLAN AND PURPOSE. . . . . . . . . . . . . . . . .3

ARTICLE II
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.1  "Account Balance". . . . . . . . . . . . . . . . . . .4
     2.2  "Actual Deferral Percentage" . . . . . . . . . . . . .4
     2.3  "Administrator". . . . . . . . . . . . . . . . . . . .5
     2.4  "Affiliate". . . . . . . . . . . . . . . . . . . . . .5
     2.5  "After-Tax Contributions". . . . . . . . . . . . . . .5
     2.6  "After-Tax Contributions Account". . . . . . . . . . .5
     2.7  "Anniversary Date" . . . . . . . . . . . . . . . . . .5
     2.8  "Beneficiary" or "Beneficiaries" . . . . . . . . . . .5
     2.9  "Benefit Commencement Date". . . . . . . . . . . . . .5
     2.10 "Board". . . . . . . . . . . . . . . . . . . . . . . .6
     2.11 "Code" . . . . . . . . . . . . . . . . . . . . . . . .6
     2.12 "Committee". . . . . . . . . . . . . . . . . . . . . .6
     2.13 "Compensation" . . . . . . . . . . . . . . . . . . . .6
     2.14 "Contribution Percentage". . . . . . . . . . . . . . .8
     2.15 "Date of Distribution" . . . . . . . . . . . . . . . .8
     2.16 "Determination Date" . . . . . . . . . . . . . . . . .9
     2.17 "Disability" . . . . . . . . . . . . . . . . . . . . .9
     2.18 "Discretionary Base Contribution". . . . . . . . . . .9
     2.19 "Discretionary Base Contributions Account" . . . . . 10
     2.20 "Discretionary Supplemental Contribution". . . . . . 10
     2.21 "Discretionary Supplemental Contributions Account" . 10
     2.22 "Early Retirement Age/Date". . . . . . . . . . . . . 10
     2.23 "Effective Date" . . . . . . . . . . . . . . . . . . 10
     2.24 "Employee" . . . . . . . . . . . . . . . . . . . . . 10
     2.25 "Employee Savings Contribution". . . . . . . . . . . 10
     2.26 "Employee Savings Contribution Account". . . . . . . 10
     2.27 "Employer" . . . . . . . . . . . . . . . . . . . . . 10
     2.28 "Entry Date" . . . . . . . . . . . . . . . . . . . . 11
     2.29 "ERISA". . . . . . . . . . . . . . . . . . . . . . . 11

                              (iii)
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     2.30 "Fiduciary". . . . . . . . . . . . . . . . . . . . . 11
     2.31 "Fiscal Year". . . . . . . . . . . . . . . . . . . . 11
     2.32 "Flex $" . . . . . . . . . . . . . . . . . . . . . . 11
     2.33 "Forfeiture" . . . . . . . . . . . . . . . . . . . . 11
     2.34 "Former Participant" . . . . . . . . . . . . . . . . 11
     2.35 "415 Compensation" . . . . . . . . . . . . . . . . . 11
     2.36 "Highly Compensated Employee". . . . . . . . . . . . 12
     2.37 "Hour of Service". . . . . . . . . . . . . . . . . . 13
     2.38 "Key Employees". . . . . . . . . . . . . . . . . . . 14
     2.39 "Late Retirement Date" . . . . . . . . . . . . . . . 15
     2.40 "Limitation Year". . . . . . . . . . . . . . . . . . 15
     2.41 "Matching Contributions" . . . . . . . . . . . . . . 15
     2.42 "Matching Contributions Account" . . . . . . . . . . 15
     2.43 "Named Appeals Fiduciary". . . . . . . . . . . . . . 15
     2.44 "Net Earnings" . . . . . . . . . . . . . . . . . . . 15
     2.45 "Non-Key Employee" . . . . . . . . . . . . . . . . . 15
     2.46 "Normal Retirement Age". . . . . . . . . . . . . . . 15
     2.47 "One Year Break In Service". . . . . . . . . . . . . 15
     2.48 "Participant". . . . . . . . . . . . . . . . . . . . 16
     2.49 "Plan" . . . . . . . . . . . . . . . . . . . . . . . 16
     2.50 "Plan Year". . . . . . . . . . . . . . . . . . . . . 17
     2.51 "Required Beginning Date". . . . . . . . . . . . . . 17
     2.52 "Retirement" . . . . . . . . . . . . . . . . . . . . 18
     2.53 "Rollover Contribution". . . . . . . . . . . . . . . 18
     2.54 "Surviving Spouse" . . . . . . . . . . . . . . . . . 18
     2.55 "Super Top Heavy Plan" . . . . . . . . . . . . . . . 18
     2.56 "Suspense Account" . . . . . . . . . . . . . . . . . 18
     2.57 "Terminated Participant" . . . . . . . . . . . . . . 18
     2.58 "Top Heavy Plan" . . . . . . . . . . . . . . . . . . 18
     2.59 "Top Heavy Plan Year". . . . . . . . . . . . . . . . 18
     2.60 "Trust". . . . . . . . . . . . . . . . . . . . . . . 18
     2.61 "Trustee". . . . . . . . . . . . . . . . . . . . . . 18
     2.62 "Valuation Date" . . . . . . . . . . . . . . . . . . 18
     2.63 "Year of Service". . . . . . . . . . . . . . . . . . 19

ARTICLE III
PARTICIPATION IN THE PLAN. . . . . . . . . . . . . . . . . . . 21
     3.1  Rights Affected and Preservation of
            Account Balances . . . . . . . . . . . . . . . . . 21
     3.2  Eligibility Requirements . . . . . . . . . . . . . . 21
     3.3  Determination of Eligibility . . . . . . . . . . . . 22
     3.4  Application Procedure. . . . . . . . . . . . . . . . 23

                              (iv)
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     3.5  Election not to Participate or to Waive
            Contributions . . . . . . . . . . . . . . . . . . .23
     3.6  Former Employees . . . . . . . . . . . . . . . . . . 23

ARTICLE IV
CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.1  Employer's Contribution. . . . . . . . . . . . . . . 24
     4.2  Employee's Savings Contribution. . . . . . . . . . . 25
     4.3  Change in Employee Savings Contributions . . . . . . 25
     4.4  Matching Contributions . . . . . . . . . . . . . . . 26
     4.5  Discretionary Profit Sharing Contributions . . . . . 26
     4.6  Flex $ Contributions . . . . . . . . . . . . . . . . 28
     4.7  Rollover Contributions . . . . . . . . . . . . . . . 28
     4.8  Calendar Year Limitation on Employee Savings
            Contribution Election . . . . . . . . . . . . . .. 29
     4.9  Employer Contribution Limitation . . . . . . . . . . 29
     4.10 Contributions Not Limited to Net Earnings. . . . . . 29
     4.11 Timing of Contributions. . . . . . . . . . . . . . . 29
     4.12 Limitation on Employee Savings and Matching
            Contributions . . . . . . . . . . . . . . . . . . .29
     4.13 Prevention of Violation of Limitation on
            Employee Savings Contributions and Matching
            Contributions. . . . . . . . . . . . . . . . . . . 32
     4.14 Maximum Annual Additions . . . . . . . . . . . . . . 34
     4.15 Adjustment for Excessive Annual Additions. . . . . . 35
     4.16 Multiple Plan Reduction. . . . . . . . . . . . . . . 36

ARTICLE V
CREDITS TO ACCOUNTS OF PARTICIPANTS. . . . . . . . . . . . . . 38
     5.1  Adjustments to Participants' Accounts. . . . . . . . 38
     5.2  Minimum Allocations Required for Top Heavy
            Plan Years . . . . . . . . . . . . . . . . . . . . 39
     5.3  Market Value of Trust. . . . . . . . . . . . . . . . 40
     5.4  Crediting Participants' Account. . . . . . . . . . . 40

ARTICLE VI
VESTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     6.1  Full Vesting . . . . . . . . . . . . . . . . . . . . 41
     6.2  Partial Vesting. . . . . . . . . . . . . . . . . . . 41

ARTICLE VII
DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . 43
     7.1  Form of Benefit. . . . . . . . . . . . . . . . . . . 43
     7.2  Late Retirement. . . . . . . . . . . . . . . . . . . 43
     7.3  Forfeitures. . . . . . . . . . . . . . . . . . . . . 43
     7.4  Restoration of Account . . . . . . . . . . . . . . . 43
     7.5  In-Service Withdrawals . . . . . . . . . . . . . . . 44
     7.6  Hardship Withdrawals . . . . . . . . . . . . . . . . 44

                              (v)
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     7.7  Distribution of Deminimus Amount . . . . . . . . . . 45
     7.8  Required Distributions . . . . . . . . . . . . . . . 46
     7.9  Payment of Benefits With Regard to an
            Incompetent or a Minor . . . . . . . . . . . . . . 46
     7.10 Amount of Benefit Determined by Administrator. . . . 46
     7.11 Procedure Regarding Unclaimed Benefits . . . . . . . 47
     7.12 Distribution of Benefits . . . . . . . . . . . . . . 47

ARTICLE VIII
DEATH BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . . 49
     8.1  Beneficiary of Death Benefit . . . . . . . . . . . . 49
     8.2  Distribution of Benefits Upon Death. . . . . . . . . 49
     8.3  Annuity Purchases after Installment Election.. . . . 52

ARTICLE IX
CLAIMS PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . 53
     9.1  Applications for Benefits. . . . . . . . . . . . . . 53
     9.2  Appeal of Denied Claim for Benefits. . . . . . . . . 53
     9.3  Removal of the Named Appeals Fiduciary . . . . . . . 54

ARTICLE X
ESTABLISHMENT OF THE TRUST FUND. . . . . . . . . . . . . . . . 55
     10.1 Trust. . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE XI
MANAGEMENT OF THE TRUST AND INVESTMENT FUNDS . . . . . . . . . 56
     11.1 Contributions to Trust . . . . . . . . . . . . . . . 56
     11.2 Benefit to Participants. . . . . . . . . . . . . . . 56
     11.3 Reversion to Employer. . . . . . . . . . . . . . . . 56
     11.4 Investment . . . . . . . . . . . . . . . . . . . . . 56
     11.5 Compliance with Section 404(c) of ERISA. . . . . . . 58
     11.6 Investment Funds . . . . . . . . . . . . . . . . . . 59
     11.7 Failure to Provide Investment Instructions.. . . . . 59

ARTICLE XII
ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . 60
     12.1 Appointment of Committee . . . . . . . . . . . . . . 60
     12.2 Duties of Committee. . . . . . . . . . . . . . . . . 60
     12.3 Indemnification. . . . . . . . . . . . . . . . . . . 61
     12.4 Meetings and Majority Rule . . . . . . . . . . . . . 61

ARTICLE XIII
DISBURSEMENT OF FUNDS. . . . . . . . . . . . . . . . . . . . . 63
     13.1 Payments From the Plan . . . . . . . . . . . . . . . 63

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     13.2 Nonresponsibility of Committee or Trustee  . . . . . 63

ARTICLE XIV
COMPENSATION, EXPENSES AND TAXES . . . . . . . . . . . . . . . 64
     14.1 Expenses . . . . . . . . . . . . . . . . . . . . . . 64

ARTICLE XV
POWERS OF TRUSTEES . . . . . . . . . . . . . . . . . . . . . . 65
     15.1  Purchase of Property. . . . . . . . . . . . . . . . 65
     15.2  Sale, Exchange, Conveyance and Transfer of
             Property . . . . . . . . . . . . . . . . . . . .. 65
     15.3  Exercise of Owner's Rights. . . . . . . . . . . . . 65
     15.4  Right to Borrow . . . . . . . . . . . . . . . . . . 65
     15.5  Settlement of Claims and Debts. . . . . . . . . . . 65
     15.6  Retention of Cash . . . . . . . . . . . . . . . . . 65
     15.7  Retention of Property Acquired. . . . . . . . . . . 66
     15.8  Maintaining Real Estate . . . . . . . . . . . . . . 66
     15.9  Mortgage Powers . . . . . . . . . . . . . . . . . . 66
     15.10 Registration of Investment. . . . . . . . . . . . . 66
     15.11 Employment of Agents and Counsel. . . . . . . . . . 66
     15.12 Execution of Instruments. . . . . . . . . . . . . . 66
     15.13 Power To Do Any Necessary Act . . . . . . . . . . . 66
     15.14 Investment in Real Property or Securities of
             Employer . . . . . . . . . . . . . . . . . . . .. 66
     15.15 General Investment Powers . . . . . . . . . . . . . 67
     15.16 Power to Participate in Commingled Trust. . . . . . 67
     15.17 Mutual Fund Authorization . . . . . . . . . . . . . 67
     15.18 Effective Date of Trust Provisions. . . . . . . . . 68

ARTICLE XVI
MAINTENANCE OF RECORDS . . . . . . . . . . . . . . . . . . . . 69
     16.1  Maintenance of Records. . . . . . . . . . . . . . . 69

ARTICLE XVII
REMOVAL, RESIGNATION AND APPOINTMENT OF
SUCCESSOR TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . 70
     17.1  Successor Trustee . . . . . . . . . . . . . . . . . 70

ARTICLE XVIII
IMMUNITY OF TRUSTEES . . . . . . . . . . . . . . . . . . . . . 71
     18.1  Consultation with Counsel . . . . . . . . . . . . . 71
     18.2  Trustee  Not Liable in Administration of the Trust. 71
     18.3  Actions Governed by Corporate Resolution. . . . . . 71
     18.4  Certification of Employer . . . . . . . . . . . . . 71
     18.5  Not Required to Participate in Litigation . . . . . 71

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     18.6  Standard of Trustee's Care for Participant
             Investment Direction . . . . . . . . . . . . . .  72
     18.7  Directions of Administrator . . . . . . . . . . . . 72

ARTICLE XIX
AMENDMENT, DISCONTINUANCE, TERMINATION AND MERGER. . . . . . . 73
     19.1  Company Right to Amend, Modify, Suspend Or
             Terminate the Plan. . . . . . . . . . . . . . . . 73
     19.2  Participants' Protection if Plan is Terminated. . . 74
     19.3  Merger. . . . . . . . . . . . . . . . . . . . . . . 74

ARTICLE XX
TOP HEAVY STATUS . . . . . . . . . . . . . . . . . . . . . . . 75
     20.1  Top Heavy Plan Requirements . . . . . . . . . . . . 75
     20.2  Determination of Top Heavy Status . . . . . . . . . 75

ARTICLE XXI
QUALIFIED DOMESTIC RELATIONS ORDERS. . . . . . . . . . . . . . 78
     21.1  Qualified Domestic Relations Orders . . . . . . . . 78
     21.2  Determination of Qualification of Domestic
             Relations Order . . . . . . . . . . . . . . . . . 78

ARTICLE XXII
LOANS TO PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . 80
     22.1  Loan Application. . . . . . . . . . . . . . . . . . 80
     22.2  Loan Approval.. . . . . . . . . . . . . . . . . . . 80
     22.3  Amount of Loan. . . . . . . . . . . . . . . . . . . 80
     22.4  Terms of Loan . . . . . . . . . . . . . . . . . . . 81
     22.5  Enforcement.. . . . . . . . . . . . . . . . . . . . 82
     22.6  Additional Rules. . . . . . . . . . . . . . . . . . 83

ARTICLE XXIII
MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . 84
     23.1  Non-Guarantee of Employment . . . . . . . . . . . . 84
     23.2  Rights to Assets. . . . . . . . . . . . . . . . . . 84
     23.3  Limitation of Liability . . . . . . . . . . . . . . 84
     23.4  Governing Law . . . . . . . . . . . . . . . . . . . 84
     23.5  Gender and Number . . . . . . . . . . . . . . . . . 84
     23.6  Rollovers . . . . . . . . . . . . . . . . . . . . . 84
     23.7  Direct Transfers. . . . . . . . . . . . . . . . . . 86
     23.8  Direct Rollovers. . . . . . . . . . . . . . . . . . 86
     23.9  Spendthrift Clause. . . . . . . . . . . . . . . . . 87
     23.10 Annual Report of the Trustee. . . . . . . . . . . . 88
     23.11 Audit . . . . . . . . . . . . . . . . . . . . . . . 88
     23.12 No Prohibited Transactions. . . . . . . . . . . . . 89
     23.13 Quorum. . . . . . . . . . . . . . . . . . . . . . . 89

                              (viii)
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     23.14 Bonding . . . . . . . . . . . . . . . . . . . . . . 89
     23.15 Preclusion of Cut-Backs . . . . . . . . . . . . . . 90
     23.16 Severability. . . . . . . . . . . . . . . . . . . . 90
     23.17 Titles and Headings . . . . . . . . . . . . . . . . 90

                              (ix)
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     THIS AGREEMENT AND DECLARATION OF TRUST, entered into
effective as of January 1, 1989, except as otherwise indicated herein, by and between WSFS Financial Corporation (hereinafter referred to as the "Company" or "WSFS"), and Wilmington Trust Company, hereinafter referred to as the "Trustee".

     WHEREAS, the Wilmington Savings Fund Society, FSB originally adopted a Profit Sharing Plan and Trust effective as of October
1, 1969 which was known as the Wilmington Savings Fund Society
Incentive Plan (the "Savings Plan"); and

     WHEREAS, the Savings Plan was amended and restated effective as of January 1, 1984 to become the Wilmington Savings Fund
Society Thrift Plan (the "Thrift Plan"), under which Employees were required to make after-tax contributions; and

     WHEREAS, the Plan was amended and restated to make all changes to comply with the Tax Equity and Fiscal Responsibility
Act of 1982 ("TEFRA"), the Deficit Reduction Act of 1984
("DEFRA"), and the Retirement Equity Act of 1984 ("REA"); and

     WHEREAS, a favorable determination letter was issued to the Plan for TEFRA, DEFRA, and REA dated January 26, 1987; and

     WHEREAS, the Thrift Plan was amended and restated effective as of January 1, 1988, to permit employees to save for their retirement by making pre-tax salary reductions contributions to the Plan, as permitted under Section 401(k) of the Internal Revenue Code (the "Code"); and

     WHEREAS, on June 30, 1992 WSFS amended and restated the Plan effective as of January 1, 1989 to make certain design changes to the Plan, by execution of a new Plan document (the "1992 Plan");
and

     WHEREAS, significant design changes were made to the Plan effective as of July 1, 1993, while amending the Plan to comply with certain tax changes; and

     WHEREAS, several related companies participate in the Plan, including Wilmington Savings Fund Society, FSB; WSFS Credit Corporation (formerly Star States Leasing); Fidelity Federal Savings and Loan; Community Credit Corporation and Star States Financial Corporation Services (all of which may be referred to as the "Related Companies"); and

     WHEREAS, WSFS and all related companies have made all changes with the best interests of their Employees in mind and shall continue to make changes, as appropriate; and

     WHEREAS, WSFS is required to amend and restate the Plan to comply with the Tax Reform Act of 1986 ("TRA '86"), effective as January 1, 1989, and to make other changes to comply with the Unemployment Compensation Amendments of 1992 ("UCA") and the Omnibus Budget Reconciliation Act of 1993 ("OBRA'93"); and

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     WHEREAS, WSFS wishes to amend and restate the Plan in its
entirety to comply with TRA '86 and all subsequent tax legislation, announcements and regulations; and

     WHEREAS, WSFS also wishes to make certain additional design changes effective as of January 1, 1995.

     NOW, THEREFORE, the Plan is hereby amended and restated, effective as of January 1, 1989, to comply with all provisions of TRA '86, and all subsequent legislation, and shall be known as the WSFS Financial Corporation 401(k) Savings & Retirement Plan (the "401(k) Plan" or the "Plan"), with the terms and condition as follows:

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                            ARTICLE I
                       DESIGNATION OF PLAN
                           AND PURPOSE
                           ___________


     This Plan shall be known as the WSFS Financial Corporation 401(k) Savings & Retirement Plan. The purpose of the Plan is to provide retirement and other benefits for the Employees of WSFS and any Related Employer or corporation which adopts the Plan with the consent of WSFS. At no time shall any part of the principal or income be used for or diverted to purposes other than for the exclusive benefit of such Employees or their beneficiaries, except as hereinafter provided.

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                            ARTICLE II
                           DEFINITIONS
                           ___________


     The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the content:

     2.1 "Account Balance" shall mean for each Participant, the total credit balance to all of the Participant's Accounts under the Plan at the date of reference. The Administrator shall maintain, or cause to be maintained, separate sub-accounts for each Participant in sufficient detail to identify the amount of all contributions made under the Plan including, but not limited to, Employee Savings Contributions, Matching Contributions, Rollover Contributions, After-Tax Contributions, Discretionary Base Contributions, Discretionary Supplemental Contributions, Flex $ Contributions, and any other contributions provided under any prior documents, as applicable.

     2.2 "Actual Deferral Percentage" shall mean, for a specified group of Employees for a given Plan Year, the average of the ratios (calculated separately for each Employee in such group) of:

           (a) The sum of:

               (1)  such Employee's Employee Savings
Contributions for such Plan Year (for which purpose, only
Employee Savings Contributions set forth in Treas. Reg. Section
1.401(k)-1(b)(4) shall be counted for a given Plan Year), plus

               (2) at the election of the Administrator, any portion of the Employee's Matching Contributions required or permitted to be taken into account under Section 401(k)(3)(D) of the Code and the regulations issued thereunder (to the extent 100% vested when made to the Plan and subject to the same withdrawal restrictions as Employee Savings Contributions); plus

               (3)  in the case of any Highly Compensated
Employee, his elective deferrals for the year under any other qualified retirement plan maintained by the Employer or any Affiliate; to

           (b) The Employee's Compensation for such Plan Year
(whether or not the Employee was a Participant for the entire
Plan Year).


     2.3 "Administrator" shall mean WSFS which shall administer the Plan in accordance with Article XII. The Administrator shall be the Named Fiduciary for purposes of directing the Trustee, as hereinafter provided.

     2.4 "Affiliate" shall mean (a) any corporation which is a member of a controlled group of corporations as defined in
Section 414(b) of the Code which includes the Employer; (b)any trade or business, whether or not incorporated, which is under common control with the Employer, as determined under Section 414(c) of the Code; (c) any organization which is a member of an affiliated service group within the meaning of Section 414(m) of the Code; and (d)any other entity required to be aggregated with the Employer pursuant to the regulations under Section 414(o) of
the Code.   "50% Affiliate" shall mean an Affiliate, but
determined with "more than 50%" substituted for the phrase "at least 80%" in Section 1563(a) of the Code, when applying Sections 414(b) and (c) of the Code.

     2.5 "After-Tax Contributions" shall mean the Employee voluntary, after-tax contributions made to the Plan prior to 1988.

     2.6 "After-Tax Contributions Account" shall mean for each Participant or Former Participant, the account established for the portion of his Account Balance attributable to After-Tax
Contributions.

     2.7   "Anniversary Date" shall mean January 1 of each Plan
Year.

     2.8 "Beneficiary" or "Beneficiaries" shall mean the Participant's spouse if the Participant is married and his or her spouse has not validly waived his or her right to be the Par-ticipant's Beneficiary, or the person or persons designated as provided in Section 8.1 to receive the share of a deceased Participant's vested Account Balance. If the Participant has no spouse and has failed to designate a beneficiary, such Participant's Beneficiary shall be his estate. For purposes of determining whether the Plan is a Top Heavy Plan, a Beneficiary of a deceased Participant shall be considered as a Key Employee or a Non-Key Employee, as the case may be.


     2.9 "Benefit Commencement Date" shall mean, for any Participant or Beneficiary, the date as of which the first benefit payment, including a single lump sum cash payment, is due from a Participant's Account; provided, however, that the Benefit Commencement Date applicable to any hardship distribution withdrawn in accordance with Section 7.6 shall not be taken into account in determining the Participant's Benefit Commencement Date with respect to the remainder of his Account.

     2.10 "Board" shall mean the Board of Directors or other governing body of WSFS in office at any time of reference.

     2.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.12 "Committee" shall mean the individuals appointed by WSFS to supervise the administration of the Plan, as provided in
Article XII.

     2.13 "Compensation" shall mean for any Plan Year or Limitation Year, the gross wages reported on IRS Form W-2 for taxable wages paid by WSFS, or any Related Company, to an Employee after the Employee becomes a Participant in the Plan, excluding any deferred compensation, any severance payments and taxable and non-taxable fringe benefits (such as the imputed income for group-term life insurance, split-dollar insurance premiums and moving allowances), but including any salary reduction contributions under this Plan or any other qualified retirement plan maintained by WSFS, or any Related Company, and any amounts elected to be contributed to any plan established under Section 125 of the Code.

           Effective as of January 1, 1995, for purposes of making Employee Savings Contributions Compensation SHALL include all wages paid to an Employee, after the Employee becomes a Participant in the Plan, INCLUDING overtime, commission and bonuses, but including and excluding all other items identified in the preceding paragraph.

           The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000 as adjusted prior to 1994, or $150,000 as adjusted in or after 1994, or any other amount as may be allowable under Section 401(a)(17) or any subsequent provision of the Code. In determining the Compensation of a Participant for purposes of this limitation, the Compensation of any Highly Compensated Employee shall include the Compensation of any family member, as defined in Section 414(q)(6) of the Code, who is the spouse of the Participant or his child who has not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted $200,000 or $150,000 limitations

are exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's
Compensation, as determined under this Section 2.13, prior to the application of this limitation.

           In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

           For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section
401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

           If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

           For purposes of determining the Actual Deferral
Percentages under Section 2.2 and the Contribution Percentage under Section 2.14, Compensation shall include all taxable fringe benefits and other items permitted to be taken into consideration under the Code.


           The following operational rules apply for purposes of determining Compensation:

           (a) Mid-year wage increases automatically become effective when such changes occur. Salary deferrals shall automatically be adjusted if a percentage of Compensation is elected to be contributed to the Plan.

           (b) Compensation (i.e., Base Rate of Pay) for purposes of the Base Contribution is determined as of the last day of each calendar quarter.

           (c) Compensation (i.e., Base Rate of Pay) for purposes of the Supplemental Contribution is determined on each December
31st.

     2.14 "Contribution Percentage" shall mean, for a specified group of Employees for a given Plan Year, the average of the ratios (calculated separately for each Employee within the group) of:

           (a) The sum of

               (1) Such Employee's Matching Contributions for the Plan Year (to the extent not included in such Employee's
Actual Deferral Percentage for such Plan Year); plus,

               (2) At the election of the Administrator, any portion of the Employee's Savings Contributions for the Plan Year or elective deferrals under any other qualified retirement plan maintained by the Employer or any Affiliate that may be disregarded without causing this Plan to fail to satisfy the requirements of Section 401(k)(3) of the Code and the regulations issued thereunder; plus

               (3)  In the case of any Highly Compensated
Employee, any employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Employer or any Affiliate; to

           (b) The Employee's Compensation for such Plan Year
(whether or not the Employee was a Participant for the entire
Plan Year).


     2.15  "Date of Distribution" shall mean:

           (a) In the event of Retirement or other termination of employment not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

               (1) The date on which the Participant attains the Normal Retirement Age specified herein;

               (2) The 10th anniversary of the year in which the Participant commenced participation in the Plan; or

               (3)  The date the Participant terminates his
service with the Employer.

           (b) Except as otherwise provided in Section 7.8 which addresses the minimum distribution rules, payment under this Plan shall commence no later than the Date of Distribution hereunder.

           (c) In the event a Participant dies before he has begun to receive any distributions of his interest under the Plan, distribution of such deceased Participant's interest which is payable to or for the benefit of a Beneficiary must be made not later than 1 year after the date of the Participant's death (or such later date as may be prescribed by Treasury regulations). Except, however, in the event the Participant's spouse is his Beneficiary, the requirement that distributions commence within 1 year of a Participant's death shall not apply, if his spouse elects in writing to defer such distribution. Such distribution to the Participant's spouse, however, must commence no later than the date on which the deceased Participant would have attained age 70 1/2.

     2.16 "Determination Date" shall mean (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan
Year, the last day of such Plan Year.

     2.17 "Disability" shall mean the inability to perform the responsibilities of the Employee's position which has lasted or can reasonably be expected to last for a continuous period of not less than 6 months. A Participant must furnish medical evidence of the existence of such Disability to the Administrator in the form and manner as the Administrator requests and the Administrator shall determine if a Disability exists with the advice of a physician.


     2.18 "Discretionary Base Contribution" shall mean the discretionary contributions made to the Plan by WSFS and all Related Companies pursuant to Section 4.5.

     2.19 "Discretionary Base Contributions Account" shall mean, for each Participant or Former Participant, the account established to reflect the portion of his Account Balance attributable to Discretionary Base Contributions, if any.

     2.20 "Discretionary Supplemental Contribution" shall mean the discretionary contributions made to the Plan by WSFS or any Related Company pursuant to Section 4.5.

     2.21 "Discretionary Supplemental Contributions Account" shall mean, for each Participant or Former Participant, the account established to reflect the portion of his Account Balance attributable to Discretionary Supplemental Contributions, if any.

     2.22 "Early Retirement Age/Date" shall mean the first day of the month coinciding with or following the date a Participant attains age 55 and has completed 5 years of service for purposes or vesting.

     2.23 "Effective Date" shall mean January 1, 1989, the effective date of this amended and restated Plan, except as indicated otherwise.

     2.24 "Employee" shall mean (a) any person employed by WSFS or an Affiliate; or (b) any individual who is a leased employee with respect to whose services the Company or such Affiliate is the recipient and to whom the safe harbor provisions of Section 414(n)(5) of the Code do not apply.

     2.25  "Employee Savings Contribution" shall mean the
Company's contributions to the Plan that are made pursuant to the Participant's deferral election provided in Section 4.2.


     2.26 "Employee Savings Contribution Account" shall mean, for each Participant or Former Participant, the account established for the portion of his Account Balance attributable to Employee Savings Contributions.

     2.27 "Employer" shall mean WSFS, and any other business organization which succeeds to its business by way of merger, consolidation or other reorganization, and any corporation or other business entity, whether affiliated with, related to, or not related to WSFS, which obtains approval of the Board of WSFS, and by resolution of its own board of directors (or similar governing body), adopts this Plan and Trust. From and after the effective date of such adoption, such entity shall have become a party to this Agreement, and shall for all purposes of this Agreement be included within the meaning of the word "Employer".

     2.28 "Entry Date" shall mean the date selected for participation in the Plan following or coincident with the completion of the eligibility requirements to be entitled to make Employee Savings Contributions or to be entitled to receive Discretionary Base, Discretionary Supplemental and Matching Contributions, or any other contributions as in effect at various times.

     2.29  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

     2.30 "Fiduciary" shall mean a person (natural or otherwise) who exercises any discretionary authority or discretionary control respecting the management of the Plan; or who exercises any authority or control respecting the management or disposition of its assets; or who renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of such Plan, or has any authority or responsibility to do so.

     2.31 "Fiscal Year" shall mean the 12 month period from January 1 to December 31 of each year.

     2.32 "Flex $" means the dollar amount made available by the Employer to Employees participating in the Wilmington Savings
Fund Society Section 125 Cafeteria Plan, as restated December 31,
1988 (the "WSFS Section 125 Plan").

     2.33 "Forfeiture" shall mean amounts allocated to a Suspense Account to be held until such time as they may be reallocated under the Plan in accordance with Sections 4.4, 4.5 and 7.3.


     2.34 "Former Participant" shall mean a person who has been a Participant, but who has ceased to be a Participant for any reason.

     2.35 "415 Compensation" shall include and exclude the following:

           (a) It shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and in the case of a Participant who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder)) paid during the "Limitation Year."

           (b) It shall exclude:

               (1) Contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Section 415 limitations to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed;

               (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in
Section 408(k) of the Code to the extent such contributions are deductible by the Employee under Section 219(a) of the Code;

               (3) Any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except that any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee;

               (4)  Amounts realized from the exercise of a
non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (5) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

               (6)  Other amounts which receive special tax
benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee); and



               (7) Any amounts included in a Participant's wages which are attributable to automobile expenses or reimbursements under the Employer's method of accounting.

     2.36 "Highly Compensated Employee" shall mean an Employee who during the current Plan Year or the immediately preceding
Plan Year is or was eligible to participate in the Plan and who:

           (a) Was a 5 percent owner as defined in Section 416(i) of the Code;

           (b) Received more than $75,000, as indexed, in compensation from the Employer or an Affiliate;

           (c) Received more than $50,000, as indexed, in compensation from the Employer or an Affiliate and was among the top 20 percent of Employees ranked by pay (excluding Employees described in Section 414(q)(8) of the Code to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Committee, for purposes of identifying the number of Employees in the top 20 percent); or

           (d) Was among the 50 officers of the Employer or an Affiliate (or, if lesser, the greater of 3 or 10 percent of all Employees, excluding Employees described in Section 414(q)(8) of the Code, to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Committee for purposes of identifying the top 20 percent) who received compensation of more than 50 percent of the dollar limit on annual additions under Section 415(b)(1)(A) of the Code; provided, however, that if no officer has satisfied the compensation requirement described above during either the current Plan Year or the immediately preceding Plan Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

           However, an Employee eligible to participate in the Plan, other than a 5 percent owner, who was not a Highly Compensated Employee in the preceding Plan Year, is a Highly Compensated Employee for the current Plan Year only if he is among the top 100 Employees of the Employer and all Affiliates ranked by pay for the current Plan Year. In addition, the compensation of any 5 percent owner or any other Highly Compensated Employee who is one of the top 10 Employees ranked by compensation for the year shall be increased by the amount of compensation of any Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) of such Highly Compensated Employee and the family member shall not be considered a separate eligible Employee. For purposes of this Section 2.32, "compensation" shall have the meaning set forth in Section 415(c)(3) of the Code, but including amounts that would be excluded from an Employee's gross income under a plan described in Sections 125, 401(k) or 402(a)(8) of the Code.

           For purposes of determining who are Highly Compensated
Employees, a former employee shall be treated as a Highly


Compensated Employee if: (a) such employee was a Highly
Compensated Employee when he or she separated from service; or
(b) such employee was a Highly Compensated Employee at any time after attaining age 55.

           With respect to an Employee who separated from service before January 1, 1987, such an Employee shall only be a Highly Compensated Employee under the Plan if the Employee was a 5 percent owner or received compensation in excess of $50,000 during (1) the Employee's separation year (or the year preceding such separation year); or (2) any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

     2.37 "Hour of Service" shall mean each hour for which an Employee is either directly or indirectly compensated, or entitled to be compensated, by the Employer or an Affiliate for performing duties for the Employer or an Affiliate during the applicable computation period. It shall also include hours during any period which no duties are performed due to an Employer-approved paid vacation, holiday, disability, sick leave or any other paid leave of absence or military duty. In addition, Hour of Service shall include each hour for which back pay is either awarded or agreed to by the Employer, notwithstanding any mitigation of damages resulting therefrom.
An Hour of Service for back pay shall be credited to the Employee during the year the service was performed. Hours of Service shall be computed and credited in accordance with Section 2530.200b-2(b) of the Department of Labor Regulations, which regulations are incorporated herein by reference.

     2.38  "Key Employees" shall mean those Employees defined in
Section 416(i) of the Code and the Treasury regulations thereunder. Generally, they shall include any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

           (a) An officer of the Employer (as that term is defined within the meaning of the regulations under Section 416 of the Code) having annual "415 Compensation" (as defined in
Section 2.31) greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. For purposes of this paragraph (a), no more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the employees) shall be treated as officers.

           (b) One of the 10 Employees having 415 Compensation greater than the amount in effect under Section 415(c)(1)(A) for any such Plan Year and owning (or considered as owning within the meaning of Section 318) the largest interests in all Employers required to be aggregated under Sections 414(b), (c) and (m) of the Code. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers.

           (c) A "5 percent owner" of the Employer. "Five percent owner" means any Employee who owns (or is considered as owning within the meaning of Section 318) more than


5 percent of the outstanding stock of the Employer or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer, or, in the case of an unincor-porated business, any person who owns more than 5 percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers.

           (d) A "one percent owner" of the Employer having annual "415 compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Section 318) more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer, or, in the case of an unin-corporated business, any person who owns more than one percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers. However, in determining whether an individual has "415 compensation" of more than $150,000, "415 compensation" from each employer required to be aggregated under Sections 414(b), (c), and (m) of the Code shall be taken into account.

     2.39 "Late Retirement Date" shall mean the actual date of Retirement of a Participant who remains employed by an Employer after attaining age 65. "Late Retirement Date" means the Anniversary Date coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

     2.40 "Limitation Year" shall be the same as the Plan Year, unless another 12-consecutive month period is designated by WSFS.

     2.41 "Matching Contributions" shall mean, for each Participant for any Plan Year, the contributions made on his behalf by WSFS, or any Related Company, under Section 4.4, if any.

     2.42 "Matching Contributions Account" shall mean, for each Participant or Former Participant, the account established for the portion of his Account Balance attributable to Matching
Contributions, if any.

     2.43 "Named Appeals Fiduciary" shall mean the person or persons named as such by the Board, or if no such person or persons be named, the person or persons named as such by the Administrator.

     2.44 "Net Earnings" shall mean the current or accumulated earnings and profits of WSFS for any taxable year ending with or within the Plan Year as determined in accordance with WSFS's general method of accounting. Notwithstanding the above, contributions may be made to the Plan for any and all Plan Years for which Net Earnings do not exist.



     2.45 "Non-Key Employee" shall mean any Employee who is not a Key Employee.

     2.46 "Normal Retirement Age" shall mean the later of the date on which a Participant attains age 65, or the date such participant is credited with 5 years of service under the Plan.

     2.47 "One Year Break In Service" shall mean, for purposes of Article III relating to eligibility to participate, and for all other purposes, a Plan Year during which an Employee has not completed more than 500 Hours of Service with the Employer. An Employee shall not incur a One Year Break in Service for the Plan Year in which he dies, retires, or suffers a Disability. Furthermore, solely for the purpose of determining whether a Participant has incurred a One Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence".

           An "Authorized Leave of Absence" shall mean an authorized leave of absence granted by the Employer in accordance with reasonable standards and policies uniformly observed and consistently applied and shall include, by way of illustration and not limitation, leaves of absence granted because of illness of the Employee or his family members (whether or not granted under any state or federal family leave laws), vacations without pay and pursuit of education or vocational study. Continuity of employment, for purposes of eligibility and vesting shall not be interrupted by a period of absence authorized by the Employer or by service in the Armed Forces of the United States if the Employee returns to work on the first regular working day following the ending date of such absence, or in the case of such military service, within the period prescribed by law; provided, however, that in the event any Employee is continually on leave of absence for a period of more than one year, a termination of employment then shall be deemed to have occurred for all purposes of the Plan on the one year anniversary of the commencement of the leave of absence.

           A "Maternity or Paternity Leave of Absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if credit therefor is necessary to prevent the Employee from incurring a One Year Break in Service, or, in the event such credit of Hours of Service is not necessary for the Plan Year in which the absence from work begins, in the immediately following Plan Year. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, 8 Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.


          In the event any Employee on an Authorized Leave of Absence under any state or federal family leave laws, such Employee will be treated as being employed on the last day of any applicable Plan Year and will be entitled to Years of Service for purposes of eligibility and vesting, in accordance with such laws as promulgated by the Internal Revenue Service.

     2.48 "Participant" shall mean an Employee who has participated, and continues to participate, in the Plan in accordance with Article III herein (until all benefits due the Participant under the Plan are paid).

     2.49  "Plan" shall mean the terms and provisions of the WSFS
Financial Corporation 401(k) Savings & Retirement Plan as herein set forth, as the same may be amended from time to time.

     2.50  "Plan Year" shall mean the period beginning on January
1 and ending on December 31 of each year.



     2.51  "Required Beginning Date" means, for any Participant:

           (a) If he attained age 70-1/2 before January 1, 1988, and is not a 5 percent owner (within the meaning of Section 416 of the Code) of the Employer, April 1 of the calendar year following the later of the calendar year in which he has a separation from service or the calendar year in which he attained age 70-1/2;

           (b) If he attained age 70-1/2 before January 1, 1988, and is a 5 percent owner (within the meaning of Section 416 of the Code) of the Employer, the later of December 31, 1987 or April 1 of the calendar year following the calendar year in which he attained age 70-1/2;

           (c) If he attained age 70-1/2 before January 1, 1989 and after December 31, 1987, is not a 5 percent owner (within the meaning of Section 416 of the Code) of the Employer and has not had a separation from service before January 1, 1989, April 1, 1990; and

           (d) If he attains age 70-1/2 on or after January 1, 1989, April 1 of the calendar year next following the calendar year in which he attains age 70-1/2.

     2.52 "Retirement" shall mean termination of employment after a Participant has fulfilled all the requirements for a benefit in accordance with the Plan. Retirement shall be considered as commencing on the day immediately following a Participant's last day of service.

     2.53 "Rollover Contribution" shall mean, for any Participant, a rollover contribution as provided in Section 23.6.

     2.54 "Surviving Spouse" shall mean the survivor of a deceased former Participant to whom such deceased former
Participant was legally married (as determined by the Committee) on the date of the Participant's death.


     2.55 "Super Top Heavy Plan" means a plan described in Subsection 20.2(b).

     2.56 "Suspense Account" shall mean the account maintained pursuant to Section 4.15(b) which shall have transferred to it the total contributions representing excessive annual additions as defined by Subsection 4.15(a) which cannot be allocated to other Participants' Accounts pursuant to Subsection 4.15(b).

     2.57 "Terminated Participant" shall mean a person who has been a Participant, but whose employment has been terminated other than by death, Disability or Retirement.

     2.58 "Top Heavy Plan" shall mean a plan described in Subsection 20.2(a).

     2.59 "Top Heavy Plan Year" shall mean that, for a particular Plan Year, the Plan is a Top Heavy Plan.

     2.60 "Trust" shall mean the Trust established in Article X of this Trust Agreement by the Employer to implement the administration of the Plan according to the terms in this instru-ment.

     2.61 "Trustee" shall mean the entity or individuals designated by WSFS to hold any Plan assets and to administer the Trust in accordance with the terms hereof. The Trustee is Wilmington Trust Company.

     2.62 "Valuation Date" shall be the last day of each calendar quarter, or more frequently if directed by the Committee. If interim valuations are directed by the Committee, all employees in similar circumstances must be treated alike.

     2.63  "Year of Service" shall generally mean a consecutive
12 month computation period during which an Employee has completed at least 1,000 Hours of Service.

           For purposes of eligibility to receive all Employer Contributions and to make Employee Savings Contributions, the initial computation period shall be the consecutive 12 month period beginning on an Employee's Employment Commencement Date. Succeeding eligibility computation periods shall be based on the Plan Year beginning with the Plan Year which includes the first anniversary of the Employment Commencement Date, if the eligibility requirements are not satisfied as of the anniversary date of the Employee's date of hire.

           For purposes of VESTING effective as of July 1, 1993, a Year of Service shall be each Plan Year in which an Employee completes 1,000 Hours of Service, regardless of an Employee's employment at the end of any year. All an Employee's Years of Service measured from the Employee's initial date of hire with any Related Company will be taken into account for

purposes of vesting.

           For purposes of contributions a Year of Service is generally each Plan Year in which 1,000 Hours of Service are performed.

           Years of Service for purposes of the service component of the Discretionary Contribution formula includes all Plan Years in which an Employee works 1,000 hours. If an individual is employed or changes to full-time status on or before any July 1st, the individual shall be credited with a Year of Service for Discretionary Base and Supplemental Contributions. If an individual is employed or changes status on or after any July 2nd, no Year of Service shall be credited in such year for purposes of the service component of any Discretionary Contributions.

           Years of Service with any Affiliate shall be recognized for purposes of eligibility and vesting, but not contributions, whether or not such entity is an adopting Employer of the Plan.

           If any Former Participant is reemployed after a One-Year Break in Service has occurred, Years of Service for vesting shall include Years of Service prior to the Participant's
One-Year Break in Service subject to the following rules:

           (a) Rehired Former Participants with Nonforfeitable Rights. If a Former Participant has any non-forfeitable vested interest under the Plan in an Account Balance derived from Employer contributions and has a One-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for vesting purposes; and

           (b) Rehired Former Participants without Nonforfeitable Rights. Each Former Participant who does not have any non-forfeitable vested interest under the Plan to an Account Balance derived from Employer contributions shall lose credits otherwise allowable under (a) above if his consecutive One-Year Breaks in Service equal or exceed the greater of: (1) 5; or (2) the aggregate number of his pre-break Years of Service.

           (c) In the event any employee terminates employment and is rehired during a Plan Year, such individual will receive a Year of Service if 1,000 hours are completed in such Plan Year.


                           ARTICLE III
                    PARTICIPATION IN THE PLAN
                    _________________________

     3.1 Rights Affected and Preservation of Account Balances. Except as otherwise specifically provided, any Employee or former Employee who is not a Participant on or after January 1, 1989, shall have no rights as a result of this amended and restated Plan. Any Employee or former Employee covered by the preceding sentence shall have his rights and benefits determined solely under the Plan as in effect before January 1, 1989, except as otherwise required.

     3.2   Eligibility Requirements.

           (a) Any Employee who was a participant in the Plan on December 31, 1988, the date immediately prior to the effective date of this 1992 Plan, was eligible to participate in the Plan on January 1, 1989, the effective date of the 1992 Plan.

           (b) During the period from January 1, 1989 through December, 31, 1989, any Employee who completed more than 76 Hours of Service during any consecutive four-week period was eligible to participate in the Plan on the date such Employee satisfied this requirement, regardless of age.

           (c) Effective as of January 1, 1990, any Employee who completed 90 days of service was eligible to participate in the Plan on the first day of the month following or coincident with the completion of such requirement, regardless of age.

           (d) Each Employee on the July 1, 1993, who was a
Participant in the 1992 Plan on June 30, 1993, automatically continued to participate in all new provisions of the Plan which became effective on July 1, 1993.

           (e) Any Employee employed by WSFS of any Related Company on or before June 30, 1993, who had not yet begun to participate in the 1992 Plan, was eligible to participate in the Plan on the first day of the month following the completion of 90 days of service, regardless of the number of hours the employee worked or the Employee's age, assuming the Employee satisfied all previous eligibility requirements under the terms of the 1992 Plan and was still employed on such date (or if not employed on such date, as of the date of rehire had not incurred a 1-Year Break in Service).

           (f) Effective as of July 1, 1993, Employees were eligible to participate in the Plan on the January 1 or July 1 coincident with or following the completion of one Year of Service, in which the Employee worked 1,000 hours with WSFS, or any Related Company, and

attainment of age 21. Both full-time and part-time Employees who satisfy the eligibility requirements participate in the Plan.

           (g) Effective as of July 1, 1994, all employees enter the Plan on the first day of the month following the completion of a Year of Service and attainment of age 21, including Employees previously subject to the January 1 and July
1 Entry Dates under Section 3.2(f).

           (h) Notwithstanding any provision to the contrary, to the extent any Employee is entitled to Flex $s under the WSFS
Section 125 Plan, and does not spend all available Flex $s resulting in excess Flex $s, or cashes in any vacation days creating Flex $s, such Employee shall be eligible to participate in the Plan and to have such Flex $s contributed to the Plan as provided in Section 4.6 of the Plan, regardless of any service or age eligibility requirements.

           (i) Employees shall be eligible to make Employee Savings Contributions as described in Section 4.2, shall be eligible to receive Matching Contributions as described in
Section 4.4 and shall be entitled to Discretionary Base and Supplemental Contributions, or contributions under any prior plan, upon satisfaction of all eligibility requirements.

           (j) Notwithstanding any other provision herein, no Employee who is covered by a collective bargaining agreement shall be eligible to participate in the Plan unless such agreement specifically provides for participation hereunder. Nor shall any "Peak Timer" (scheduled to work less than 20 hours per week), interns, temporary employees, leased employees or nonresident aliens be eligible to participate in the Plan, except as may otherwise be required to preserve the qualified status of the Plan.

     3.3 Determination of Eligibility. The Committee shall determine the eligibility of each Employee for participation in the Plan. Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with this Plan and ERISA, and provided such determination shall be subject to review in accordance with Section 9.2.


    3.4 Application Procedure. To become a Participant, an eligible Employee must execute any required application form or other forms required by the Employer, if any. Such Employee must perform all acts required of him within 60 days of the date on which he is notified of his eligibility. If he fails to perform within the required time, he may become a Participant on the Entry Date after he complies with the above conditions, unless such actions are waived by the Committee in a uniform and nondiscriminatory manner. The Committee, within its discretion, may change the application procedures to permit the use of any other reasonable procedures necessary to enroll any employees in the Plan. In no event, however, shall any Employee participate in the Plan prior to the execution of all necessary forms.

     3.5 Election not to Participate or to Waive Contributions. Notwithstanding Section 3.4, an Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan or to waive some or all of the contributions on his behalf to the Plan. The election not to participate or to waive some or all contributions must be communicated to the Employer, in writing, no later than 30 days prior to the last day of the Plan Year to which the election not to participate or waiver relates. A Participant making this election shall have the right to modify or revoke this election during a subsequent Plan Year. The Committee shall not permit a Participant to waive participation under the Plan if such waiver would cause the Plan to fail the coverage requirements set forth in Section 410 of the Code, or any other requirement necessary for the Plan to remain qualified under Section 401 of the Code.

     3.6 Former Employees. If an individual is not an Employee on the date he would otherwise become a Participant under Section 3.2, he shall not then become a Participant, but may, subject to
Section 3.4, become a Participant on the day he again becomes an Employee. If any Employee who had not met the eligibility requirements specified in this Article prior to a separation from service is reemployed, he shall be recredited with his prior period of service, for eligibility purposes, and shall be eligible to participate in the Plan on the Entry Date following or coinciding with the fulfillment of such eligibility requirements.


                            ARTICLE IV
                          CONTRIBUTIONS
                          _____________


     4.1 Employer's Contribution. For the Fiscal Year during which the Plan is adopted and each Fiscal Year thereafter, the Employer shall contribute to the Plan any or all of the following contributions as adopted under the Plan:

           (a) For Plan Years on or after January 1, 1988, the amount of the total salary reduction elections of all Participants made pursuant to Section 4.2, which amount shall be deemed the Employer's Elective Deferral Contribution;

           (b) Any Matching Contributions required in accordance with Section 4.4; and

           (c) Any Discretionary Base Contributions which are declared in accordance with Section 4.5.; and

           (d) Any Discretionary Supplemental Contributions which are declared in accordance with Section 4.5; and

           (e) Any other Discretionary Profit Sharing
Contributions which are declared in accordance with Section 4.5 prior to July 1, 1993; and

           (f) Any Flex $ Contributions which are required in accordance with Section 4.6; and

           (g) Any Rollover Contributions which are effectuated in accordance with Section 4.7; and

           (h) Any After-Tax Contributions for any amounts which were contributed to the Plan prior to January 1, 1988 in accordance with the terms of any prior plan document, [and after January 1, 1995; and

           (i) Under the terms of the 1992 Plan, WSFS made, at the end of each month, on behalf of each Participant, a Qualified
Non-Elective Contribution

equal to 1% of each Participant's Compensation for that month, in accordance with the terms of the 1992 Plan. The Employer's Qualified Non-Elective Contributions was deemed an Employer's Elective Contribution. For purposes of this Section, "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 4.1(b) and Section 4.6 of the 1992 Plan. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests. In addition, the Employer's contributions to the Plan that are made pursuant to
Section 4.8(g) of the 1992 Plan which were used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Section 4.2(b) and 4.2(c) of the 1992 Plan.

           All Employer contributions shall be made to the Plan in accordance with the provisions of Section 4.10.

           All Employer contributions shall be made in cash or WSFS stock, as determined by the Board.

           The Employer may determine that any Employer
Contributions, including the Matching Contribution or any Discretionary Contribution may be paid to the Plan in cash, which shall be used to purchase Employer Stock from either the open market or from the Employer, within the discretion of the Plan Administrator, in accordance with Section 408(e) of ERISA and Department of Labor Regulation Section 2550.408(e). However, no contributions shall be paid to the Plan in WSFS stock to the extent necessary to satisfy any "fixed" obligation to the Plan. Nevertheless, any Discretionary Contributions may be paid in stock, to the extent no "fixed" obligations previously existed.

     4.2 Employee's Savings Contribution. Under an election procedure established by the Administrator and in accordance with
Section 3.4, each Employee eligible to participate in the Plan may direct the Employer to make Employee Savings Contributions on his behalf. Subject to Sections 4.8, 4.12 and 4.14, the amount of Employee Savings Contributions may be any whole percentage of the Participant's Compensation, from a minimum of 1% up to a maximum of 10%, for each pay period to which the election applies. Effective as of January 1, 1995, Participants may elect to contribute up to 15% of Compensation to the Plan.

           Each Participant shall authorize the Employer to reduce his cash remuneration for each pay period by the amount of his total Employee Savings Contributions to the Plan for such period. During such period, the Employer shall contribute to the Trust for credit to the Employee Savings Contributions Account of each Participant who authorizes Employee Savings Contributions on his behalf an amount equal to such Participant's Compensation for such period multiplied by the percentage authorized by the Participant. A Participant's election to have the Employer make Employee Savings Contributions on his behalf shall remain in effect until the earliest of the date he ceases to be a Participant, the date the election is changed or suspended in accordance with Section 4.3 or the date the election is limited in accordance with Sections 4.8 or 4.12.

     4.3 Change in Employee Savings Contributions. As of the first day of any month a Participant may direct that the rate of Employee Savings Contributions on his behalf be changed to a higher or lower percentage permitted by Section 4.2, by filing with the Administrator a written notice directing such change no later than 15 days before the effective date of the change.


In addition, a Participant may, at any time, direct that Employee Savings Contributions on his behalf be discontinued by filing with the Administrator a written notice directing such change at least 7 days prior to the payroll period in which such election is to be effective. A Participant who has directed that Employee Savings Contributions be discontinued may not direct that Employee Savings Contributions be resumed before the next Entry Date for Plan participation after written notice is again submitted to the Administrator. Changes may be permitted on a more frequent basis if administratively feasible, and consistently applied to all employees.

     4.4 Matching Contributions. Subject to the limitations of Sections 4.12, 4.13 and 4.14, the Employer shall contribute to the Trust for each Plan Year an amount equal to the following:

           (a) Effective for contributions made for the period beginning as of July 1, 1997, 100% of each Participant's Employee Savings Contributions made on or after July 1, 1997, not in excess of 5% of Compensation. Participants shall be entitled to the Matching Contribution regardless of the number of hours being worked, as long as the Participant is eligible to participate in the Plan and continues to make Employee Salary Reduction Contributions.

           (b) All Matching Contributions which are forfeited pursuant to Section 7.3, shall (except to the extent applied under Section 7.4) be used to reduce future Employer Matching
Contributions.

           (c) The amount of Matching Contributions and the level of Employee Savings Contributions to be matched for each Plan year may be discontinued or changed by the Board, within its sole discretion at any time, effective as of the first day of any calendar quarter after announcing the change.

           (d) All Matching Contribution shall be invested in WSFS stock, unless determined otherwise by WSFS, within its discretion.

     4.5   Discretionary Profit Sharing Contributions.

           (a) The Employer shall contribute to the Trust for each Plan Year such amount as the Board, in its sole discretion, shall determine; provided, however, that the contribution for any Plan Year shall not cause the total contributions by the Employer to exceed the maximum allowable current deduction under the applicable provisions of the Code. Such contributions shall be allocated to the Discretionary Base and Discretionary Supplemental Contribution Accounts of Participants as provided below.


           (b) Effective as of July 1, 1993 WSFS and all Related Companies may make both Discretionary Base and Supplemental Contributions to the Plan, upon the recommendation of WSFS, and as approved within the discretion of the Board of Directors of WSFS. Both Discretionary Base and Supplemental Contributions shall be made within the discretion of the Board, based upon the financial performance of WSFS for each calendar quarter and for each Plan Year. If made, Discretionary Base and/or Supplemental Contributions will be placed in separate Discretionary Base and Supplemental Contribution Accounts which will be established for each eligible Participant. An Employee's Entry Date into the Plan for purposes of receiving an allocation of any Discretionary Contributions is the same day as the Employee is eligible to make Employee Savings Contributions.

           Participants are entitled to participate in the Discretionary Base and Supplemental Contribution, even if they do not elect to make Employee Savings Contributions, in accordance with the rules described below:

               (1) Base Contributions. Participants shall be entitled to a Base Contribution in each calendar quarter in which the Board approves such contributions, based upon the performance of WSFS. A Participant must be employed on the last day of each quarter to receive a Base Contribution. No specific hours need to be performed for a Participant to receive a Base Contribution once an individual begins to participate in the Plan.

               (2) Supplemental Contribution. A Participant shall be entitled to a Supplemental Contribution at the end of each Plan Year in which the Board approves such contributions, based upon the performance of WSFS. A Participant must work 1,000 hours in each Plan Year and be employed on the last day of each Plan Year to receive a Supplemental Contribution.

               For purposes of both Base Contributions and Supplemental Contributions, Participants not employed on the last day of any calendar quarter or Plan year will not be entitled to share in any discretionary contributions, unless they retire, die, or become Disabled in such calendar quarter or Plan Year.

           (c) Effective as of July 1, 1993, WSFS's Discretionary
Base and Discretionary Supplemental Contributions actually made shall be "allocated" or divided among Participants

eligible to share in such contributions for each calendar quarter or for any Plan Year. A Participant's share of WSFS's Discretionary Contributions shall be the percentage equal to the Participant's total points divided by the total points of all Participants. The Participant shall receive .009324459235 points for each full $1 of Compensation (i.e., Base Rate of Pay) the Participant receives following the Participant's entry into the Plan, plus 60.1331115 points for each Year of Service the Participant has worked for WSFS or any Related Company. This method of allocating contributions is referred to as a "Points Allocation Formula" which takes into consideration both Compensation and Years of Service in allocating contributions.

               For purposes of this allocation formula, Compensation for Discretionary Base Contributions is determined as of the last day of each calendar quarter; and Base Rate of Pay for any Discretionary Supplemental Contributions is determined as of each December 31st. Furthermore, Years of Service shall include all Plan Years with WSFS and all Related Companies in which a Participant works 1,000 hours. For purposes of determining Years of Service in a Participant's initial year of full-time employment the Participant shall be credited with one Year of Service for purposes of all allocations if the Participant is hired on or before any July 1st. If the Participant is hired on or after July 2nd, the Participant shall not receive credit for a Year of Service until the first Plan Year in which a Participant works 1,000 hours.

           (d) All forfeited amounts attributable to Discretionary Base or Supplemental Contributions made in accordance with Section 4.5 shall, (subject to Section 7.4) be used to reduce future Matching Contributions.

           (e) Prior to July 1, 1993, any Discretionary
Contributions were allocated to each Participant's Account in the same proportion that each such Participant's Compensation for the year represented when compared to the total Compensation of all Participants.

     4.6 Flex $ Contributions. The WSFS Section 125 Cafeteria Plan provides Employees with Flex $ to use to purchase medical and certain other non-taxable benefits. If an Employee does not spend the entire credit WSFS provides on non-taxable benefits, or "cashes in" any vacation day, excess credits are automatically transferred to a separate Flex $ Contribution Account in the Plan. Employees with excess Flex $ shall participate in the Plan, even if they have not satisfied the applicable eligibility requirements in effect.

     4.7 Rollover Contributions. In its sole discretion, the Administrator may authorize the Plan to accept Rollover
Contributions of cash from any employee, whether or not the


Employee is eligible to participate in the Plan, or a Direct Rollover Contribution of an eligible rollover distribution (as defined in Section 23.8(a)) from another qualified plan. Such funds shall be accounted for in accordance with the provisions of
Section 23.6 hereof. The Employee shall at all times have a 100% nonforfeitable interest in any Rollover or Direct Rollover Contribution.

     4.8 Calendar Year Limitation on Employee Savings Contribution Election. For any calendar year, the Employee Savings Contributions allocated on behalf of a Participant under this and any other qualified retirement plan which permits Employee pre-tax contributions shall not exceed $7,000, or such other amount as may be permitted under Section 402(g) of the Code. To the extent necessary to satisfy this limitation for any year:

           (a) Elections under this section shall be prospectively restricted; and

           (b) After application of Subsection (a), the excess Employee Savings Contributions (with earnings thereon, but reduced by any amounts previously distributed) shall be paid to the Participant on or before the April 15th following the end of the calendar year.

           If the Employee Savings Contributions plus the elective deferrals (as defined in Section 402(g)(3) of the Code and Treas. Reg. Section 1.402(g)-1(b)) under any other plan for any Participant exceed such limitation for any calendar year, upon the written request of the Participant made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, shall be paid to the Participant on or before April 15 first following such calendar year.

     4.9 Employer Contribution Limitation. In no event shall contributions be made in excess of the amount deductible under
Section 404(a) of the Code or any equivalent section of any federal law now or hereafter in effect, subject, however, to any Top Heavy contributions required under Section 5.2.

     4.10 Contributions Not Limited to Net Earnings. Employer contributions may be made to the Plan whether or not any Net
Earnings shall exist.

     4.11 Timing of Contributions. The amount of the Employer's contribution to the Plan for each year shall be paid to the Trustee either in a single payment or in installments, not later than the last day of the period provided for the payment of a deductible contribution (including extensions thereof) for such Plan Year under the Code. Notwithstanding the above, all contributions attributable to Employee Savings Contributions shall be paid to the Trustee as soon as is reasonably possible after the reduction of all Participants' salaries on account of such contributions.


     4.12  Limitation on Employee Savings and Matching
Contributions.

           (a) For any Plan Year, the Actual Deferral Percentage for the Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the greater of:

               (1) 125 percent of the Actual Deferral Percentage for all other eligible Employees who are eligible to participate in the Plan; or

               (2)  the lesser of:

                    (A)  200 percent of the Actual Deferral
Percentage for all other Employees who are eligible to participate in the Plan; or

                    (B)  2 percent plus the Actual Deferral
Percentage for all other Employees who are eligible to participate in the Plan.

           (b) For any Plan Year, the Contribution Percentage for the Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the greater of:

               (1) 125 percent of the Contribution Percentage for all other Employees who are eligible to participate in the Plan; or

               (2)  the lesser of:

                    (A)  200 percent of the Contribution
Percentage for all other Employees who are eligible to participate in the Plan; or

                    (B)  2 percent plus the Contribution
Percentage for all other Employees who are eligible to participate in the Plan.

           (c) For any Plan Year beginning after December 31,
1988, the sum of the Actual Deferral Percentage and the Contribution Percentage for the Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the greater of:

               (1)  The sum of:

                    (A)  125 percent of the greater of the Actual
Deferral Percentage or the Contribution Percentage for all other
Employees; plus

                    (B)  the lesser of:


                         (1)  2 percent plus the lesser of the
Actual Deferral Percentage or the Contribution Percentage for all other Employees; or

                         (2)  200 percent of the lesser of the
Actual Deferral Percentage or the Contribution Percentage for all other Employees; or

               (2)  The sum of:

                    (A)  125 percent of the lesser of the Actual
Deferral Percentage or the Contribution Percentage for all other employees; plus

                    (B)  the lesser of:

                         (1)  2 percent plus the greater of the
Actual Deferral Percentage or the Contribution Percentage for all
Employees; or

                         (2)  200 percent of the greater of the
Actual Deferral Percentage or Contribution Percentage.

           (d) For purposes of this Section 4.12, the Employee Savings Contribution and Matching Contributions, respectively, of any 5 percent owner or other Highly Compensated Employee who is one of the top 10 Employees ranked by pay (without regard to this sentence) for the Plan Year or the preceding Plan Year shall be increased by the amount of the Employee Savings Contributions and Matching Contributions, respectively of an Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) ("family member") of such Highly Compensated Employee, and the Compensation of the former shall be increased by the Compensation of the latter, and such family member shall not be treated as a separate Employee for purposes of applying this Section. The application of this Subsection (d) and the determination of the Actual Deferral Percentage and Contribution Percentage of such single Highly Compensated Employee shall be made in accordance with Sections 414(q), 401(k) and 401(m) of the Code.

           (e) If the Plan and any other plan(s) maintained by the Employer and its Affiliates are treated as a single plan, as provided under Treas. Reg. Section 1.401(k)-1(b)(3), for purposes of Section 401(a)(4) or Section 410(b) of the Code (other than
Section 410(b)(2)(A)(ii) of the Code), the limitations in Subsections (a) through (d) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan. Effective for Plan Years beginning after December 31, 1989, a plan may not be aggregated with another plan having a different plan year.

           (f) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee Savings Contributions made on his behalf under 2 or more qualified retirement plans that are maintained by the Employer and any Affiliate (excluding plans that are not permitted to be aggregated under


Treas. Reg. Section 1.401(k)-1(b)(3)(ii)(B)) shall be determined as if such Employee Savings Contributions were made under a single arrangement.

           (g) The application of this Section shall satisfy
Sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

     4.13 Prevention of Violation of Limitation on Employee Savings Contributions and Matching Contributions. The Administrator shall monitor the level of Participants' Employee Savings Contributions and Matching Contributions and elective deferrals, employee contributions, and employer matching contributions under any other qualified retirement plan maintained by the Employer and any Affiliate to insure against exceeding the limits of Section 4.11. If the Administrator determines that the limits of Section 4.11 have been exceeded, it shall take the appropriate following actions for such Plan Year:

           (a) (1)  The Actual Deferral Percentage for Highly
Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Section 4.12(a).

               (2)  The reduction shall be accomplished by
reducing the maximum Actual Deferral Percentage for any Highly Compensated Employee to an adjusted maximum Actual Deferral Percentage which shall be the highest if each Highly Compensated Eligible Employee with a high Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Employees' Employee Savings Contributions and elective deferrals under any other qualified retirement plan maintained by the Employer or any Affiliate (less any amounts previously distributed under Section 4.8 for the year) in order, beginning with the Highly Compensated Employee(s) with the highest Actual Deferral Percentage, until Section 4.12(a) is satisfied; provided, however, that excess contribution shall be allocated to eligible Employee who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by regulations.

               (3)  (A)  To the extent practicable, the
Administrator shall prospectively limit a Highly Compensated
Employee's Employee Savings Contributions to reduce his Actual
Deferral Percentage to the extent necessary to satisfy Section
4.12(a).

                    (B) In addition, not later than 2-1/2 months after the close of the Plan Year (but in no event later than 12 months after the end of the Plan Year) for which such contributions were made, the remaining difference between a Highly Compensated Employee's Actual Deferral Percentage and the Highly Compensated Employee's maximum permissible Actual Deferral Percentage, shall be paid to the Highly Compensated Employee, with earnings attributable thereto.


               (4) Determination of Income or Loss. The income or loss allocable to excess contributions attributable to Employee Savings Contributions and/or Matching Contributions shall be determined by multiplying the income or loss allocable to the Participant's Employee Savings and/or Matching Contributions (taking into consideration realized or unrealized appreciation (depreciation) on the sale of assets attributable to such income or loss), as applicable, for the Participant's taxable year calculated for such taxable year and for the period from the end of such taxable year to the date of distribution by a fraction. The numerator of the fraction is such Participant's excess Employee Savings Contributions and/or Matching Contributions, as applicable, for such taxable year, and the denominator is the sum of (i) the total of the Participant's Account Balance attributable to Employee Savings Contributions and/or Matching Contributions, as applicable, as of the beginning of the taxable year, plus (ii) the Participant's Employee Savings Contributions and/or Matching Contributions, as applicable for the taxable year and for the period from the end of the year until the date of distribution.

           (b) (1)  The Contribution Percentage for the Highly
Compensated Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Section 4.12(b).

               (2)  The reduction shall be accomplished by
reducing the maximum Contribution Percentage for any Highly Compensated Employee to an adjusted maximum Contribution Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Section 4.12(b) to be satisfied, if each Highly Compensated Employee with a higher Contribution Percentage had instead the adjusted maximum Contribution Percentage, reducing, in the following order of priority, the Highly Compensated Employees' Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Employer or an Affiliate, in order beginning with the Highly Compensated Employee(s) with the highest Contribution Percentage; provided, however, that excess contributions shall be allocated to eligible Employees who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed in regulations.



               (3) In addition, not later than 2-1/2 months after the close of the Plan Year for which such contributions were made, the remaining difference between a Highly Compensated Employee's Contribution Percentage and the Highly Compensated Employee's adjusted maximum Contribution Percentage, with earnings attributable thereto, at the Administrator's direction, shall be treated as a forfeiture of the Highly Compensated Employee's Matching Contributions for the Plan Year to the extent such contributions are forfeitable (which forfeiture shall be used to reduce future Matching Contributions), or paid to the Highly Compensated Employee to the extent such contributions are nonforfeitable; provided, however, that, for any Participant who is also a participant in any other qualified retirement plan maintained by the Employer or any Affiliate under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Administrator shall coordinate corrective actions under this Plan and such other plan for the year.

           (c) The Administrator shall also take all appropriate steps in order to meet the multiple use of alternative test contained in Section 4.12(c).

     4.14  Maximum Annual Additions.  The provisions of this
Section shall be construed to comply with Section 415 of the Code.

           (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's Accounts for any Limitation Year shall not exceed the lesser of: (1) $30,000 (or such other amount as shall be permitted for qualified defined contribution plans under Section 415(c)(1)(A) of the Code); or
(2) 25 percent of the Participant's "415 Compensation" for such Limitation Year.

           (b) For purposes of applying the limitations of
Section 415 of the Code, "annual additions" means the sum, determined for all qualified defined contribution plans of the Employer or any 50% Affiliate, credited to a Participant's accounts for any Limitation Year of (1) Matching Contributions, Employee Savings Contributions and other Employer contributions;
(2) employee contributions; (3) forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a defined benefit plan maintained by the Employer or any 50% Affiliate; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Employer or any 50% Affiliate.

           (c) For purposes of applying the limitations of
Section 415 of the Code, the following are not "annual additions": (1) transfer of funds from one qualified plan to another; (2) rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), and 408(d)(3) of the Code);
(3) repayments of loans made to a Participant from the Plan; (4) repayments of distributions received by an Employee pursuant to
Section 411(a)(7)(B) of the Code; (5) repayments of distributions received by an Employee pursuant to Section 411(a)(3)(D) of the Code; and (6) Employer

contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) of the Code to the extent such contributions are deductible under
Section 219(a) of the Code.

           (d) The limitation stated in paragraph (a)(1) above may be adjusted annually as provided in Section 415(d) of the Code pursuant to the regulations prescribed by the Secretary
of the Treasury.   The adjusted limitation is effective as of
January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.

           (e) All qualified defined contribution plans maintained by the Employer will be treated as one defined contribution plan.

           (f) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Plan Years, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the Limitation Year minus any "annual additions" previously credited to such Participant's accounts during the Limitation Year.

     4.15  Adjustment for Excessive Annual Additions.

           (a) If, as a result of the allocation of forfeitures, a reasonable error in estimating a participant's Compensation, a reasonable error in determining the amount of Employee Savings Contributions that may be made with respect to any Participant under the Section 415 limitations or under such other circumstances as the Internal Revenue Service may prescribe, the sum of all Employee Savings, Matching, and other Employer contributions; forfeitures and voluntary after-tax employee contributions, if any, allocated in any Limitation Year to any Participant (prior to any distributions pursuant to Section 4.13) would cause the "annual additions" under this Plan and any other defined contribution plans maintained by the Employer and any Affiliate on behalf of a Participant to exceed the applicable
Section 415 limitations, the Participant's annual additions shall be reduced as of any allocation date (the last day of the Plan
Year) by proportionately reducing Employer contributions under this Plan and under any other plan maintained by the Employer, Forfeitures (if any), and any Employee contributions to be allocated under this Plan on behalf of such Participant in accordance with Subsection 4.14(b) below.

           (b) If as a result of Sections 4.14(a) and 4.15(a) the allocation of additions is reduced, such reduction shall be made in the following order and manner provided such reductions are made in accordance with Section 415 of the Code and the regulations thereunder:

               (1) If the Participant is also a participant in any other qualified plan maintained by the Employer, such participant's annual additions shall first be reduced in accordance with the terms of such plan.

               (2) Any voluntary after-tax contributions (plus earnings attributable thereto), to the extent they would reduce the annual to the maximum permitted amount, shall be

returned to the Participant.

               (3) Any Employee Savings Contributions (adjusted for investment performance, if ascertainable) to the extent they would reduce annual additions to the maximum permitted amount, shall be distributed to the Participant.

               (4) Any Matching Contributions, to the extent they would reduce annual additions to the maximum permitted amounts, shall be treated as a Matching Contribution for the year and used to reduce the amount of Matching Contributions actually made for such year and each succeeding year, if necessary.

               (5) Any Discretionary Base, Supplemental [or other] Profit Sharing Contributions, to the extent they would reduce annual additions to the maximum permitted amounts, shall be treated as an additional Discretionary Profit Sharing Contribution for the year such reduction would occur and be reallocated to Participants as of the last day of such year, if necessary.

           (c) If, in any Limitation Year, a Participant participates in one or more defined benefit plans sponsored by the Employer or any 50% Affiliate, the annual additions of the Participant under the Plan shall not be reduced unless the annual benefit under the defined benefit plan(s) is not reduced to the extent necessary to meet the combined plan limits of Section 415(e) of the Code.

     4.16  Multiple Plan Reduction.

           (a) Subject to the exception in subsection 4.16(f) below, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer or a 50% Affiliate, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0.

           (b) The defined contribution plan fraction for any Limitation Year is a fraction (A) the numerator of which is the sum of the "annual additions" to the Participant's Accounts under all defined contribution plans sponsored by the Employer or any 50% Affiliate for all Limitation Years and (B) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and each prior Limitation Year of service with the Employer and any 50%
Affiliates: (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Limitation Year (determined without regard to Section 415(c)(6)); or (2) the product of 1.4 multiplied by the amount which may be taken into

account under Section 415(c)(1)(B) (or Section 415(c)(7), if applicable) for such Limitation Year.

           (c) (1) The defined benefit plan fraction for any Limitation Year is a fraction (A) the numerator of which is the "projected annual benefit" of the Participant under all such defined benefit plans (determined as of the close of the Limitation Year), and (B) the denominator of which is the lesser of: (1) the product of 1.25 multiplied by the maximum dollar limitation provided under Section 415(b)(1)(A) for such Limitation Year, or (2) 35 percent of the Participant's Compensation for such Limitation Year.

               (2)  For purposes of applying the limitations of
Section 415, the "projected annual benefit" for any Participant means the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation counted for the purpose of such plan had continued at the same rate in accordance with Treas. Reg. Section 1.415-7(b)(3).

           (d) Notwithstanding the foregoing, for any Limitation Year in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in paragraph (b)(1) and (c)(1) unless the extra minimum allocation is being provided pursuant to Section
5.2. However, for any Limitation Year in which the Plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

           (e) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any Limitation Year for any Participant in this Plan for reasons other than described in (f) below, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such Limitation Year. If, after limiting the "annual additions" to such Participant's accounts for the Limitation Year, the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any Limitation Year for such Participant.

           (f) If the substitution of 1.0 for 1.25 above causes the 1.0 limitation to be exceeded for any Participant in any Limitation Year, such Participant shall be subject to the following restrictions for each future Limitation Year until the
1.0 limitation is satisfied: (1) the Participant's accrued benefit under the defined benefit plan shall not increase; (2) no "annual additions" may be credited to a Participant's accounts; and (3) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.


                             ARTICLE V
               CREDITS TO ACCOUNTS OF PARTICIPANTS
               ___________________________________


     5.1   Adjustments to Participants' Accounts.

           (a) The Administrator shall establish and maintain a separate Employee Savings Contribution Account, Matching Contribution Account, Rollover Account, After-Tax Contributions Account and Discretionary Base and Discretionary Supplemental Accounts, if any, any other accounts necessary to reflect contributions under any previous Plan in the name of each Participant to which the Administrator shall credit as of each Valuation Date all amounts allocated to each such Participant as hereafter set forth.

           (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contribution for each year. Within a reasonable time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contributions on the following basis:

               (1)  Employee Savings Contributions shall be
allocated to each Participant's Employee Savings Contribution Account in an amount equal to the amount deferred by each Participant in accordance with his salary reduction agreement.

               (2) Any Employer Matching Contributions shall be allocated to each Participant's Matching Contribution Account in accordance with Section 4.4.

               (3) Any Rollover Contributions shall be credited to the Participant's Rollover Contribution Account.

               (4) Any After-Tax Contributions made to the Plan prior to January 1, 1988 under any prior plan, shall be credited to the Participant's After-Tax Contributions Account.

               (5)  Any Discretionary Base or Supplemental
Contributions shall be allocated to the Participant's
Discretionary Base and Supplemental Contribution Accounts, respectively, in accordance with Section 4.5.

               (6) Any Flex $ Contributions shall be allocated to the Participant's Flex $ Contribution Account, in accordance with Section 4.6.

               (7)  Any other accounts necessary to reflect
contributions under any previous plans, such as Qualified
Non-Elective or other contributions under the 1992 Plan.


           (c) The opening amount of each Participant's Account Balance prior to crediting of the Participant's share of all contributions, shall be adjusted by crediting or debiting the same for investment earnings such as interest, dividends, realized and unrealized investment profits and losses, expenses incurred by the Plan and all other applicable transactions during the applicable period, in the same proportion that each such Participant's Account Balance bears to the total Participants' Account Balances; provided, however, that for purposes of the first such period, the allocation will be based on the amount of each Participant's Account Balance as of the end of the period. Notwithstanding any provision to the contrary, to the extent individual Accounts are maintained for Participants for which Participants exercise investment discretion, all earnings, such as interest, dividends, realized and unrealized investment profits and losses, and expenses will be allocated to each Participant Account, in accordance with procedures established by the Administrator, as modified from time to time.

     5.2   Minimum Allocations Required for Top Heavy Plan Years.

           (a) Notwithstanding the foregoing, for any Top Heavy Plan Year, the Employer's contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to 3 percent of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any other defined contribution plan included with this Plan in a Required Aggregation Group, as defined in Subsection 20.2(d)(1)). However, if (1) the sum of the Employer's contributions allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than 3 percent of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code
Section 401(a)(4) or 410 of the Code, the sum of the Employer's contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of each Key Employee.

     Except, however, no such minimum allocation shall be required for any Non-Key Employee who participates in another defined contribution plan subject to Section 412 of the Code included with this Plan in a Required Aggregation Group if the minimum allocation is being provided in such other defined contribution plan.

           (b) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service and (2) declined to make mandatory contributions (if required) to the Plan.

           (c) In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation


Group which is Top Heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

           (d) For any Plan Year when the Plan is a Top Heavy Plan, Non-Key Employees who are participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum accrued benefit in the defined benefit plan equal to "415 compensation" averaged over 5 consecutive Limitation Years (or actual Limitation Years if less) which produce the highest average multiplied by the lesser of (1) 2 percent multiplied by Years of Service when the Plan is Top Heavy or (2) 20 percent.
If such Required Aggregation Group is Top Heavy, but not Super Top Heavy, 3 percent shall be substituted for 2 percent and 30 percent shall be substituted for 20 percent above.

     5.3 Market Value of Trust. The market value of each fund in the Trust, for the purposes of the calculations required under this Article, shall be determined by the Trustee, in cooperation with any recordkeeper selected by the Administrator, and communicated to the Employer in writing. It shall represent the fair market value of all securities or other property in the funds, plus cash and accrued earnings, less accrued expenses and proper charges against each fund as of the last day of the Valuation Date to which the determination relates. The Trustee's determination shall be final and conclusive for all purposes of the Plan.

     5.4   Crediting Participants' Account.  For the purposes of
Article VII herein, credits placed to the accounts of Participants shall be deemed to have been so placed as of the Valuation Date on account of which the Employer makes the contribution represented by such credits, notwithstanding they are actually determined or made at a later date. Similarly, adjustments of account for appreciation and depreciation in market value of Plan assets and income earned and expenses incurred by the Plan shall be deemed to have been made for the Valuation Date to which the adjustments relate, notwithstanding they are actually made as of a later date. The Administrator shall have a statement of each Participant's Account Balance prepared as of each Valuation Date and shall have such statements distributed to all Participants within 60 days after the end of each Valuation Date or at such other time as determined within the discretion of the Administrator.


                            ARTICLE VI
                             VESTING
                             _______


     6.1 Full Vesting. A Participant's interest in his Employee Savings, Rollover, Flex $ and After-Tax Contributions Accounts, if any, shall be fully vested at all times. The Participant's interest in his Matching Contribution and Discretionary Profit Sharing Accounts shall become fully vested at the earliest of the following dates:

           (a) The date the Participant shall have completed at least 7 Years of Service.

           (b) The date of the Participant's death, if such death occurs prior to retirement or any separation from service.

           (c) The date the Participant incurs a Disability, as defined in Section 2.17.

           (d) The later of the date the Participant attains age
65 or completes 5 years of service under the Plan.

           (e) The date the Participant attains age 55 and completes 5 Years of Service, which entitles the Participant to early retirement under the Plan.

           (f) The date of termination of this Plan or the date of complete cessation of contributions by the Employer hereunder.

     6.2 Partial Vesting. Prior to the date that the Participant's interest in his Matching Contribution, Discretionary Base and Discretionary Supplemental Accounts become fully vested in accordance with Section 6.1, his current vested interest in such Accounts shall be determined in accordance with the following schedule:

           Years of Service for Vesting      Vested Percentage
           ____________________________      _________________

           Less than 1 Year                         0%
           1 Year but less than 2 Years            20%
           2 Years but less than 3 Years           40%
           3 Years but less than 4 Years           60%
           4 Years but less than 5 Years           80%
           5 Years or More                        100%


     Notwithstanding any other provisions in the Plan, Employees participating in the Plan before July 1, 1993, or who were employed before July 1, 1993 and entered the Plan after completion of 90 days under the rules of the 1992 Plan, were 100% vested in all balances in their Accounts, and shall always be 100% vested in all their Account balances in the Plan.

     All years of service measured from a Participant's initial date of hire with any Related Company shall be taken into account for vesting purposes. However, after 1993 a Participant must work 1,000 hours in each Plan Year, regardless of the Participant's employment at the end of any year, to be credited with an additional year of vesting service. However, to the extent any Matching or Discretionary Contributions were made to the Plan for a Plan Year beginning prior to January 1, 1989, in no event shall the vesting portion of any prior contributions be less than as otherwise determined under the vesting schedule in effect prior to January 1, 1989, as set forth in any such plan.

     The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. Furthermore, any Participant with 3 or more Years of Service shall have the right to elect to have his nonforfeitable percentage computed under the vesting schedule in effect prior to the amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the latest of:

           (1) the adoption date of the amendment,

           (2) the effective date of the amendment, or

           (3) the date the Participant receives written notice of the amendment from the Employer or Administrator, and shall end 60 days thereafter.


                           ARTICLE VII
                     DISTRIBUTION OF BENEFITS
                     ________________________


     7.1 Form of Benefit. Any Participant who separates from service for any reason, including Disability, but excluding death benefits addressed in Article VIII, shall be entitled to receive his vested interest in his Account Balance. This amount shall be paid or shall begin to be paid within 60 days after the end of the last day of the calendar quarter in which the separation from service, disability or other event occurs; provided, however, that if the Participant's vested interest is more than, or has ever exceeded $3,500, payment shall not be made unless the requirements of Section 7.7 are satisfied.

     All benefit payments shall be made in a single lump sum payment regardless of marital status, except as provided for certain death benefits. All distributions from the Plan shall be paid in cash or property, as elected by the Participant or beneficiary.

     7.2 Late Retirement. A Participant who continues to be employed by the Employer beyond his Normal Retirement Date shall be entitled to continue his participation in the Plan and shall have payment of his benefits deferred until after his separation from service except as provided in Section 7.8.

     7.3 Forfeitures. Any balance remaining in the account of a Participant after all payments due him have been made or adequately provided for shall be immediately forfeited. All forfeitures shall be used to reduce Employer Matching Contributions, except to the extent applied to restore accounts pursuant to Section 7.4.

     7.4 Restoration of Account. If a Participant receives a distribution under Section 7.1 which is less than 100% of his Account Balance and he again becomes an eligible Employee before he has incurred 5 consecutive One Year Breaks in Service, the amount forfeited shall be restored to his Matching Contribution Account (and, if applicable, his Discretionary Profit Sharing Account) if he repays the total amount previously distributed to him prior to the earlier of (a) the 5th anniversary of the date on which he subsequently becomes an eligible Employee or (b) the first date the Participant incurs 5 consecutive Breaks in Service following the date of distribution. Such restoration shall be made from forfeitures that are available, pursuant to Section 7.3, or, at the election of the Employer, from additional Employer Contributions made for such purpose. Any amount repaid by a Participant shall be credited to the Account from which it was distributed.


     7.5 In-Service Withdrawals. Upon attaining age 592, a Participant may withdraw all vested amounts in his Employee Savings Contribution Accounts. A Participant may also withdraw After-Tax Contributions at any time even if you are under age
592. All in-service withdrawals shall be made in accordance with procedures established by the Committee, which shall be uniformly applied to all Participants. However, in no event may any withdrawal be for an amount of less than $1,000.

     7.6 Hardship Withdrawals. A Participant may request a withdrawal of the vested portion of his Employee Savings Contribution, Discretionary Base, Discretionary Supplemental, Rollover, After-Tax, Matching Contribution, and Flex $ Account exclusive of earnings from the Employee Savings Contribution Account after 1988, in the event of a financial hardship. A hardship request shall only be granted subject to the following rules:

           (a) A hardship withdrawal shall only be made upon receipt of a written request by the Committee in accordance with Subsection 7.6(c), and written approval by the Committee.

           (b) Financial hardship shall be determined in the sole discretion of the Committee, which shall decide if the distribution is necessary in light of an immediate and heavy financial need of the Participant. In order to be considered an immediate and heavy financial need, the hardship distribution must be for one of the following situations:

               (1) Medical expenses incurred by the Participant, the Participant's spouse, or any dependents of the Participant
(as defined in Section 152 of the Code) or to obtain medical care
(as described in Section 213(d) of the Code);

               (2) The purchase (excluding mortgage payments) of a principal residence of the Participant;

               (3)  The payment of tuition and related
educational fees for the next 12 months of post-secondary education of the Participant, the Participant's spouse, or any dependents of the Participant;

               (4) To prevent eviction from, or foreclosure on the mortgage of, the Participant's principal residence; or

               (5)  For any other reasons authorized by the
Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.


           (c) A distribution based on financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and must not reasonably be available from other resources of the Participant. In order for the hardship distribution to be considered necessary to satisfy the financial need, a Participant seeking a withdrawal under this paragraph shall file a written request with the Administrator explaining the nature of the financial hardship, stating the amount needed to meet the immediate need and confirming that:

               (1) The requested distribution is not in excess of the amount needed to satisfy the immediate and heavy financial need (including a reasonable amount to enable the Participant to pay taxes and penalties on such withdrawals);

               (2)  The Participant has taken all possible
distributions under this and all other plans maintained by the Employer and all Affiliates, excluding hardship distributions but including nontaxable loans;

               (3) The Participant acknowledges that he or she will not be allowed to make any contributions or deferrals to any Employer plan for at least 12 months after receiving the hardship distribution; and

               (4) In the Participant's tax year immediately following receipt of the hardship, his or her elective deferrals to all of the Employer's plans will be restricted to the maximum deferral limit under Section 4.7, less his or her elective contributions in the year of the hardship distribution.

           (d) In lieu of satisfying the requirements of Section 7.6(c) to have a distribution "deemed" to satisfy the "immediate and heavy financial need requirement," the Administrator may rely upon any other additional methods authorized by the Internal Revenue Service through the issuance of publications, revenue rulings, notices or other documents of general applicability.

           (e) The minimum amount of any hardship request is $1,000, unless the vested Accounts available for a hardship distribution is less than $1,000.

           (f) The approval of all hardship requests shall be administered in a uniform and nondiscriminatory manner and the Administrator shall not be responsible for the reasonableness of any of the representations contained in Section 7.6(c).

     7.7 Distribution of Deminimus Amount. If the value of the Account Balance of a Participant who retired, terminated employment, became Disabled, or died is $3,500 or less, the Administrator may immediately distribute such benefit without the consent of the Participant, his spouse, his Beneficiary, or the legal representative of his estate, as the case may be, in accordance with the provisions of Section 7.1. If the Participant does not have a vested interest in his Account Balance, he shall be deemed to have received a distribution of his entire vested Account Balance. If a Participant's vested benefit

exceeds, or has ever exceeded $3,500, however, such benefit may not be paid before the Participant attains age 65 without the written consent of the Participant, his spouse, his Beneficiary or the legal representative of his estate, as the case may be. Furthermore, with respect to Account Balances in excess of $3,500 at the time of the distribution or any prior distribution under the Plan, notwithstanding anything in this Article VII to the contrary, no benefit shall be paid pursuant to this Article 7 prior to the last day of the month in which the Participant's Normal Retirement Date occurs without the Participant's written consent, and if the Participant is married at the date payment would otherwise commence, the written consent of the Participant's spouse. Absence of any required consent shall be deemed to be an election under Section 7.2 to defer commencement of a Participant's benefit to the earlier of: (i) the later of
(A) the last day of the month following receipt of the required consent by the Committee; or (B) the date otherwise designated under Section 7.2, or (ii) the last day of the month in which the Participant's Normal Retirement Date occurs. If benefits are not paid to a Participant in accordance with this provision, the investment direction, if any, on file with the Administrator shall remain in effect until all benefits are distributed unless a Former Participant changes his investment direction in accordance with the provisions of Section 11.4 and procedures established by the Administrator.

     7.8 Required Distributions. Notwithstanding any other provision of the Plan, distributions of the Participant's entire Account Balance shall begin to be made prior to his Required Beginning Date in accordance with Section 401(a)(9) of the Code and the regulations thereunder. The provisions of this Section
7.8 shall override any distribution option otherwise provided in the Plan that is inconsistent with Section 401(a)(9) of the Code.

     7.9   Payment of Benefits With Regard to an Incompetent or a
Minor.

           (a) If any retired Participant or Beneficiary entitled to a benefit under this Plan is, in the judgment of the Administrator, legally, physically or mentally incapable of personally receiving any payments due hereunder, the Trustee at the direction of the Administrator may make such payment to the guardian or other legal representative of such retired Participant, or such Beneficiary, or to such other person, or institution who, in the opinion of the Administrator, is then maintaining or has custody of such retired Participant or such Beneficiary. Such payments shall constitute a full discharge with respect thereto.

           (b) In the event a distribution is to be made to a minor, then the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.


     7.10 Amount of Benefit Determined by Administrator. The amount of benefits payable under the Plan shall be determined by the Administrator in accordance with the terms of the Plan, and, except as may be provided by law, the Administrator's determination shall be final and conclusive upon all persons, provided, however, the Administrator shall provide a notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied or whose claim for benefits is different than the amount determined by the Administrator, setting forth the specific reasons for such denial and advising the claimant of any additional information and/or documents needed in order to perfect any claim for benefits.
Such notice will advise the claimant of the claims procedures as provided in Article IX.

     7.11 Procedure Regarding Unclaimed Benefits. In the event any amount shall become payable under the Plan to any Participant, or upon his death, to his Beneficiary, and, if after written notice from the Employer mailed to such Participant's last known address as shown in the Employer's records, such Participant or his personal representative shall not have presented himself to the Employer within 1 year after the mailing of such notice, then the Employer shall direct the Trustee to segregate such amount, including any amount thereafter becoming due, and place it in an interest bearing savings account until claimed by such Participant, or, if such Participant's death shall be deemed conclusive either in actuality or under local law, to his legal representative or Beneficiary, as the case may be. Subject to any applicable escheat law, if no claim is made by the Participant, his legal representative or Beneficiary within 5 years after the Participant's Normal Retirement Date the amount payable may be treated as a Forfeiture hereunder; provided, however, that if such Participant, his legal representative or Beneficiary claims the amount payable after such date and before final termination distributions have been made, the amount payable shall be recomputed as if it had not been forfeited and such amount, with reasonable interest, shall be paid to the Participant, his legal representative or Beneficiary, as the case may be, as soon as reasonably possible.



     7.12  Distribution of Benefits.

           (a) The Committee, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment in cash or in property.

           (b) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded $3,500 shall require such Participant's consent if such distribution occurs prior to his Normal Retirement Date. With regard to this required consent:

               (i)  No consent shall be valid unless the
Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Section 417 of the Code, if such provisions had applied to the Plan.

               (ii) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.12.

               (iii)     Notice of the rights specified under
this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit, except to the extent such notice is waived under Section 23.8.

               (iv) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day of which all events have occurred which entitle the Participant to such benefit, except to the extent such notice is waived under Section 23.8.


                           ARTICLE VIII
                          DEATH BENEFIT
                          _____________


     8.1   Beneficiary of Death Benefit.

           (a) Upon the death of a Participant prior to payment of all retirement benefits, the Participant's vested Account Balance shall be paid to the Participant's Beneficiary. For married Participants, the Beneficiary of the death benefit shall be the Participant's spouse, unless the Participant's spouse validly waives such benefit in the manner prescribed in Subsection 8.1(b).

           (b) In the event a married Participant designates a Beneficiary other than his survivor Spouse, such designation of Beneficiary shall be made in writing in an instrument executed by the Participant's spouse whereby the spouse: (1) consents to the specific Beneficiary or Beneficiaries designated by the Participant; (2) acknowledges the effect of the designation;
and (3) is witnessed by a representative of the Administrator on behalf of the Plan or by a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, the Participant is legally separated or has been abandoned (within the meaning of local law) pursuant to a court order, unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained, or due to other circumstances prescribed by Treasury regulations. The Beneficiary so designated may be changed by the Participant at any time by his filing with the Administrator a written notification of change of Beneficiary and by obtaining the appropriate spousal consent as required herein for any new beneficiary, if applicable. If a Participant names a trust as Beneficiary, a change in the identity of the Trustee or the instrument governing such trust shall not be deemed a change in Beneficiary. If no person shall be designated as such Beneficiary or if the designated Beneficiary shall not survive the Participant, such payments shall be made to the estate of the deceased Participant. The facts as shown by the records of the Administrator at the time of death shall be conclusive as to the identity of the proper payee and the amount properly payable, and payment made in accordance with such facts shall discharge any and all obligations under the Plan. No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Administrator. The consent of a spouse in accordance with this Subsection (b) shall not be effective with respect to other spouses of the Participant prior to the Participant's Benefit Commencement Date, and an election to which consent is not required shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.

     8.2   Distribution of Benefits Upon Death.


           (a) The death benefit payable pursuant to Section 8.1 shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to Participant's death, by his Beneficiary):

               (1)  One lump-sum payment in cash or in property;

               (2) Payment in quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary, and in installments as nearly equal as practicable. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

           (b) In the event the death benefit payable pursuant to
Section 8.2(a) is elected to be payable in installments, then upon the death of the Participant, the Committee may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated Account separately, and the funds accumulated in such account shall be used for the payment of the installments hereinabove provided.

           (c) The Committee, at the election of the Participant's Beneficiary, shall direct the Trustee to (1) accelerate any installment payment to a Participant's
Beneficiary, or (2) at any time, purchase for the benefit of the Participant's Beneficiary an annuity with all monies or property held in the segregated account.

           (d) Notwithstanding any provision of the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected

pursuant to Sections 8.1 or 8.2 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiary by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

               However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary (provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of:
(1)December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the surviving spouse dies before distribution to such spouse begins, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

           (e) For purposes of Section 8.2(d), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70-1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

           (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be redetermined in accordance with Section 401(a)(9)(D) of the Code. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.


     8.3 Annuity Purchases after Installment Election. If a Beneficiary directs the purchase of an annuity AFTER ELECTING INSTALLMENT PAYMENTS upon the death of a Participant, in accordance with Section 8.2, then the Administrator shall provide to the Beneficiary a complete explanation of any annuity alternatives. Furthermore, the Administrator shall furnish or cause to be furnished to each married Participant, to the extent required under Section 417 of the Code and all regulations issued thereunder, at least 30 days before but no more than 90 days prior to the date a distribution is to be made under the Plan, explanations of all benefit options as developed by the Administrator in accordance with the Code and all regulations issued thereunder including, unless such notice is waived in accordance with Section 23.8:

           (a) The terms and conditions of an annuity;

           (b) The Participant's right to make and the effect of an election to waive any form of benefit;

           (c) The rights of the Participant's spouse to consent to a Participant's election;
and

           (d) The right to make and the effect of a revocation of an election.

     A Participant may, with the written consent of his spouse
(unless the Administrator makes a written determination in accordance with the Code that no such consent is required), elect in writing to receive his Account Balance within the 90-day period ending on the date payment of his Account Balance commences, unless such notice is waived in accordance with
Section 23.8.


                            ARTICLE IX
                        CLAIMS PROCEDURES
                        _________________


     9.1 Applications for Benefits. Each Participant and/or Beneficiary believing himself or herself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrator an application for benefits on a form supplied by the Administrator. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.

     9.2 Appeal of Denied Claim for Benefits. In the event that any claim for benefits is denied in whole or in part, or the amount of benefits differs from the amount the Participant believes he is entitled, the Participant and/or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrator. This notice shall be given to the Participant and/or beneficiary within 90 days after a claim for benefits is received. If notification is not given within 90 days of receipt, the Participant and/or Beneficiary may assume the claim has been denied and may request a review as explained below. Under special circumstances an extension of 90 days shall be allowed for processing a claim. If additional time is required, each Participant and/or Beneficiary shall be given notice of any extension, stating the special circumstances involved and the date by which a final decision shall be rendered. In no event shall any extension exceed a period of 90 days from the end of the initial 90 day period. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant and/or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedures:

           (a) The Participant and/or Beneficiary whose claim has been denied shall file with the Named Appeals Fiduciary a notice of desire to appeal the denial. Such notice shall be filed within 60 days of notification by the Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

           (b) The Named Appeals Fiduciary shall promptly review the claim and shall render a decision, within 60 days of receipt of the Participant's and/or Beneficiary's notice of appeal, unless the Named Appeals Fiduciary determines that special circumstances exist or that a hearing is necessary, in which event the Named Appeals Fiduciary shall establish a hearing date on which the Participant and/or Beneficiary may make an oral presentation to the Named Appeals Fiduciary in support of the appeal. The Participant and/or Beneficiary shall be given not less than 10 days notice of the date set for the hearing.


           (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

           (d) The Named Appeals Fiduciary shall render a determination upon the appealed claim, which determination shall be accompanied by a written statement as to the reasons therefore. In no event shall any decision be rendered more than 120 days after receipt of a request for review. The determination so rendered shall be binding upon all parties.

     9.3 Removal of the Named Appeals Fiduciary. The Named Appeals Fiduciaries may at any time be removed by the Board, and any Named Appeals Fiduciary named by the Administrator may be removed by the Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary, if there be more than one acting to determine the merits of any appeal, shall act by a majority vote. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.


                            ARTICLE X
                 ESTABLISHMENT OF THE TRUST FUND
                 _______________________________

     10.1 Trust. WSFS hereby establishes with the Trustee a Trust consisting of cash and such other property acceptable to the Trustee as shall, from time to time, be paid or delivered to the Trustee and the earnings and profits thereon less the payment which at the time of reference shall have been made by the Trustee, as hereinafter authorized, shall constitute a Trust.
The assets of the Plan shall be held, managed and administered by the Trustee in trust in accordance with the provisions of this Agreement without distinction between principal and income.


                            ARTICLE XI
           MANAGEMENT OF THE TRUST AND INVESTMENT FUNDS
           ____________________________________________


     11.1 Contributions to Trust. All contributions to the Plan by the Employer shall be committed in trust to the Trustee selected by the Company subject to the terms of the Trust created in Article XI herein, to be held, managed and disposed of by the Trustee in accordance with the aforementioned terms of Trust.
The Trustee selected may be changed from time to time by the Company.

     11.2 Benefit to Participants. The Trust shall continue to contain such provisions as shall render it impossible for any part of the corpus of the Trust or income thereon to be, at any time, used for or diverted to purposes other than for the exclusive benefit of Employees or their Beneficiaries; and it may contain such other provisions relating to the custody, management and disposition of the Trust by the Trustee as shall be deemed advisable by WSFS.

     11.3 Reversion to Employer. At no time shall any part of the assets of the Plan (whether by reason of any amendment of this agreement or otherwise), be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries; provided, however, that in the case of a contribution made by the Employer as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part by the Internal Revenue Service, the Employer shall be entitled to a refund of such contributions. Any refund of contributions under this Section 11.3 must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance.

     11.4  Investment.

           (a) Except as otherwise provided in this Article XI, the Trustee shall have the exclusive responsibility and authority to invest, reinvest and administer the Trust assets in accordance with the terms of this Plan and Trust Agreement and as provided in Article XV.

           (b) Each Participant shall direct the investment of his Account Balance, including Employee Savings, After-Tax, Flex $ and Rollover Contributions, and any other accounts except for Matching Contributions, Discretionary Base and Supplemental Contributions, into such investments as made available by WSFS, within its discretion, as changed from time to time.


           (c) All WSFS Discretionary Base, Discretionary Supplemental and Matching Contributions shall initially be invested in WSFS stock, or shall be contributed to the Plan in cash to be used to purchase WSFS stock. Participants shall be entitled to direct the investment of all WSFS Discretionary Base, Discretionary Supplemental and Matching Contributions out of WSFS stock and into the other investment vehicles available under the Plan as of the first day of the calendar quarter following such contributions.

           (d) The general rules for Accounts Participant's may direct investments are:

               (i) Initial Election - Each Participant, when first electing to contribute pursuant to procedures adopted in accordance with Section 4.2, shall designate one or more of the investment funds made available under the Plan, pursuant to
Section 11.6, for the investment of contributions made on his behalf by the Employer and, if applicable his After-Tax Contributions, Flex $ and Rollover Contributions. A Participant may direct the investment of his contributions among the funds in any manner he desires; provided, however, that all directed allocations must be in multiples of 5%.

               (ii) Change in Investment Direction - Prior to January 1, 1995, a Participant may, by written notice to the Administrator at least 15 days prior to the first day of any calendar year quarter, (or as of such other date as the Administrator may fix from time to time), change his investment fund election with respect to future contributions but, until changed, an investment fund election, once made, shall remain in effect for all subsequent Plan Years. Prior to January 1, 1995, a Participant may transfer his Account Balance attributable to prior contributions (including Discretionary Supplemental and Matching Contributions) between investment funds made available by the Employer and the Trustee 4 times each year. Such change shall generally be effective as soon as practicable during the first week of each January, April, July or October, unless any delay is necessary to comply with any reasonable administrative practices. Each Participant shall be provided an opportunity to obtain written confirmation of his investment instructions from the Administrator, since WSFS has elected to comply with Section 404(c) as provided in Section 11.5, effective as of January 1, 1995. Effective as of January 1, 1995, Participants may change investment elections as of the first day of any month for both future and prior contributions, under reasonable administrative procedures established by WSFS, unless WSFS administratively determines to increase or decrease the number of times such actions may be taken in each Plan Year, within its discretion.

               (iii)     In the event any Participant fails to
provide any required investment direction, such Participant's
Account shall be invested in the most conservative investment option available under the Plan.



           (e) In making any investment of the Trust assets, the Trustee shall be fully entitled to rely on directions provided to it in accordance with this Section 11.4 and shall have no obligation to make any inquiry with respect thereto.

           (f) The Administrator may promulgate any additional rules and regulations it deems necessary or appropriate to govern all aspects of this Section 11.4, including the establishment of more frequent periods in which investment changes may occur.

     11.5 Compliance with Section 404(c) of ERISA. WSFS, in its sole discretion, has made a determination to rely on Section 404(c) of ERISA effective as of January 1, 1995, as such section relates to Participant investment direction regarding the investment of Plan assets. As a result of this decision to comply with Section 404(c) of ERISA, the Administrator shall establish rules and regulations and administer the Plan in a manner consistent with the disclosure, confidentiality and other provisions of Section 404(c) of ERISA and the regulations promulgated thereunder. In addition, since WSFS stock is an investment option under the Plan, the following rules shall apply to any Participant directed investment in WSFS securities:

           (a) The securities must be qualifying employer securities as defined under Section 407(d)(5) of ERISA.

           (b) The Employer securities must be publicly traded on a national exchange or other recognized market with enough volume and frequency so that Participant instructions may be acted upon promptly and efficiently.

           (c) Participants whose Accounts are invested in Employer securities must receive all shareholder information with respect to the Employer securities.

           (d) Voting, tender and proxy rights regarding Employer securities shall be passed through to Participants along with information provided to the shareholders of such securities with respect to the exercise of such rights.

           (e) Notwithstanding any contrary provision, information relating to the purchase, holding and sale of Employer securities and the exercise of shareholder rights by Participants shall be maintained in accordance with procedures set forth by the Administrator that are designed to safeguard the confidentiality of all such information.

           (f) The Administrator designates the Vice President of
Human Resources, or the most senior human resource professional in the event the Vice President of Human Resources

is unable to perform such responsibilities, as the fiduciary who shall be responsible for ensuring that:

               (1) The confidentiality procedures described in Subsection 11.6(e) are adequate; and

               (2) An independent fiduciary shall be appointed to carry out the confidentiality procedures in any situation which the Vice President of Human Resources or any other designated fiduciary determines involves a potential for undue Employer influence on Participants, such as tender offers or contested board elections. The independent fiduciary required by the preceding sentence shall be the transfer agent of the Employer, unless such entity is unwilling or unable to perform the responsibilities required under the confidentiality procedures. In the event the independent fiduciary is unable to perform its responsibilities, the Vice President of Human Resource or any other designated fiduciary shall be responsible for selecting an appropriate independent fiduciary.

           (g) All directions received from Participants regarding transactions involving Employer securities shall be effectuated as soon as administratively possible, in accordance with procedures established by the Administrator, which shall be consistently applied in a uniform manner.

     11.6 Investment Funds. The Administrator shall have the exclusive authority and discretion to direct the Trustee to establish one or more investment funds for the investment of the assets of the Trust fund. Such investment funds may include, but need not be limited to: (i) mutual fund(s) managed by an investment company or companies selected by the Administrator; and (ii) any investment manager or other investment alternative. In making such direction, the Administrator shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator may, at any time, direct that a new investment fund or funds be established and/or discontinue an existing investment fund or funds. The assets constituting each investment fund shall be segregated and kept separate from the assets constituting the other investment funds. All dividends, interest and other income of, as well as any cash received from the sale or exchange of securities or other property of an investment fund, shall be invested and reinvested in the same investment fund.

     11.7 Failure to Provide Investment Instructions. If the Trustee receives any contribution under the Plan as to which written instructions directing its investment are not in effect, the Trustee may, in its discretion, either: (i) hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment direction; or (ii) hold all or any portion of the contribution in savings accounts and other types of time or demand deposits with any financial institution, including itself in its corporate capacity.


                           ARTICLE XII
                    ADMINISTRATION OF THE PLAN
                    __________________________


     12.1 Appointment of Committee. The Administrator, as such term is defined under ERISA, shall be WSFS, provided, however, that the Board may appoint a Committee or Committees to act as WSFS's agent to carry out WSFS's responsibility to administer the Plan. The Committee shall consist of at least 2 representatives from various departments of all Related Companies, who shall serve at the pleasure of the Board without compensation for the performance of their duties under the Plan. The Board may remove a Participant of the Committee at any time by written notice to the Trustee and the Committee. A Participant of the Committee may resign at any time by filing written notice with the Board and the Trustee. Vacancies on the Committee shall be filled by the Board. The names and authorized signatures of the Participants of the Committee, and any changes in the Participant thereof, shall be promptly certified to the Trustee by the Board, and the Trustee may assume that the persons so certified will continue as Participants of the Committee until advised differently in the same manner.

           If WSFS does not appoint a Committee as provided above, then the powers, rights, duties and obligations of the Committee as set forth in Sections 12.2 to 12.4 herein, shall be the duties of WSFS and wherever the word "Committee" shall appear there shall be substituted for it the word "Company" or "WSFS" which, as indicated above, is the Administrator.

     12.2 Duties of Committee. The Committee shall administer the Plan as the Company's agent in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan.

           (a) The Committee shall have the complete and total authority and responsibility to interpret and construe the Plan and to determine all questions arising in the administration, interpretation, and application of the Plan, including, without limitation, questions of eligibility for participation, eligibility for benefits, amount of Account Balances, and the timing of distribution therefore and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with applicable provisions of the law. It shall endeavor to act, whether by general rules or by particular decision, so as not to discriminate in favor of or against any person. The Committee's decisions shall be conclusive and binding on all persons, except as may otherwise be provided by law.

           (b) The Committee shall advise the Trustee in writing with respect to all benefits which become payable and shall direct the Trustee as to the mode of payment. The Committee shall furnish to the Trustee all pertinent information that the Trustee may require in the performance of its duties. The Committee may authorize any one or more of its Participants or any agent to execute any document on behalf of the Committee, in which event the Committee

shall certify to the Trustee such action and the names and authorized signatures of those so designated. The Trustee may assume that the person so certified will continue to be authorized until advised differently in the same manner.

           (c) The Committee may adopt such regulations as it deems advisable for the administration of the Plan and conduct of its affairs.

           (d) The Company shall appoint such accountants, actuaries, attorneys, administrators, consultants, or other specialists, as it deems necessary to assist the Committee in connection with the administration of the Plan. The cost of such services and any other expenses of the Committee may be paid by the Employer, but if any such expenses are not paid by the Employer, the Committee shall direct the Trustee to charge the Trust for such expenses.

           (e) The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books of account, records, and other data as may be necessary for the proper administration of the Plan. The Committee shall make its records available to the Employer or any Participant for examination during regular business hours at the principal place of business of the Employer; however, a Participant shall have access only to such records as shall apply to himself.

           (f) The Committee shall cause the assets of the Plan to be valued at least quarterly and shall notify each Participant of the value of such Participant's account in accordance with
Section 5.4 together with such other information, if any, as the Committee may deem advisable, and/or as may be required by ERISA.

           (g) The Committee shall gather such information from the Employer, the Participants, their Beneficiaries or any other person entitled to benefits under the terms of the Plan as, in its opinion, it deems necessary for the proper administration of the Plan.

           (h) The Committee shall prepare and implement a procedure to notify Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash.

     12.3 Indemnification. The Company shall indemnify and hold the Committee and each Participant thereof harmless against any liability it or he may incur as a result of acting as the Employer's agent in the administration of the Plan, except each Participant of the Committee shall be individually liable for his own willful misconduct. The Committee and any Participant thereof shall be fully protected in any action prudently taken in good faith when relying upon any opinion, report or advice which shall be furnished to it by the accountants, actuaries, attorneys, consultants, and other professional advisors selected by the Company.

     12.4  Meetings and Majority Rule.  A majority of the
Participants of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other

actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon the unanimous concurrence, in writing, of the Participants at the time in office, action of the Committee may be taken otherwise than at a meeting.



                           ARTICLE XIII
                      DISBURSEMENT OF FUNDS
                      _____________________


     13.1 Payments From the Plan. The Trustee shall, from time to time, on the written directions of the Company provided for in the Plan, make payments out of the Trust to such persons, in such manner, in such amounts and for such purposes as may be specified in the written directions of the Company, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust. The Trustee shall not be responsible in any way with respect to the application of such payments or for the administration of the Plan. The Trustee shall be under no duty to enforce payment of any contributions to the Trust and shall not be responsible for any inadequacy of the Trust to meet and discharge any and all liabilities under the Plan. Should the Company establish a Committee as provided in Article XII of this Agreement, then the Trustee shall take its directions from the Committee instead of the Employer as provided for in this Section. The Company shall certify to the Trustee the names and specimen signatures of the Participants of any such Committee appointed by the Board to act as the Employer's agent to administer the Plan. The Company shall promptly give notice to the Trustee of changes in the Membership of the Committee, and until such notice is received by the Trustee, it shall be fully protected in assuming that the Membership of the Committee is unchanged and is acting accordingly.

     13.2 Nonresponsibility of Committee or Trustee . Neither the Committee nor the Trustee shall be under any duty to inquire into the correctness of the amounts contributed and paid over by the Employer pursuant to Section 4.11, nor shall the Committee or the Trustee be under any duty to enforce payment of any contribution to be made hereunder by the Employer.


                           ARTICLE XIV
                 COMPENSATION, EXPENSES AND TAXES
                 ________________________________


     14.1 Expenses. All expenses incurred in connection with the administration of the Plan shall be paid by the Employer.
The compensation of the Trustee and the expenses incurred by the Trustee in performance of its duties, including reasonable fees for legal services rendered to the Trustee, and all other proper charges and disbursements of the Trustee, may be paid by the Employer, within its discretion, but until paid shall constitute a charge upon the Trust. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, and any expenses directly relating to the investments of the Trust such as brokerage commissions, registration charges, etc., shall be paid from the Trust.


                            ARTICLE XV
                        POWERS OF TRUSTEES
                        __________________


     In the administration of the Trust hereby created, the Trustee shall have the following powers and authority, except as provided otherwise in Section 11.4:

     15.1 Purchase of Property. To purchase, or subscribe for, any securities or property and to retain the same in trust, except as provided in Section 15.15 herein.

     15.2 Sale, Exchange, Conveyance and Transfer of Property. To sell, exchange, convey, transfer, or otherwise dispose of, any securities of property held by it, by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

     15.3  Exercise of Owner's Rights.  Subject to Article XI and
Section 15.14, to vote upon any stocks, bonds, mutual funds or other securities to the extent directed by Participants or the Administrator, or, if no direction is received, to vote such shares within its discretion if all proxies are provided in a timely manner to the Trustee; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other change affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held as part of the Trust.

     15.4 Right to Borrow. To borrow or raise monies for the purposes of the Trust in such amount, and upon such terms and conditions, as the Trustee in its absolute discretion may deem advisable; and, for any sums so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part of, the Trust; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing.

     15.5 Settlement of Claims and Debts. To settle, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal or administrative proceedings, and to represent the Trust in all suits and legal and administrative proceedings.


     15.6 Retention of Cash. To keep such portion of the Trust in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Trust created hereby, it being understood that the Trustee shall invest such cash balances in an interest bearing account.

     15.7 Retention of Property Acquired. To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.

     15.8 Maintaining Real Estate. To repair, alter or improve any building which may be on any real estate forming part of the Trust, if applicable, or to erect entirely new structures thereon.

     15.9 Mortgage Powers. To renew or extend, or to participate in the renewal or extension of, any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default, in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure; to bid in property or foreclosure; to take a deed in lieu of foreclosure with or without paying a consideration therefore and in connection therewith to relieve the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee.

     15.10 Registration of Investment. To register any investments held as part of the Trust in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

     15.11 Employment of Agents and Counsel. To employ suitable agents and counsel (who may be counsel for the Employer), and to pay their reasonable expenses and compensation.

     15.12 Execution of Instruments. To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

     15.13 Power To Do Any Necessary Act. To do all such acts and proceedings and exercise all such rights and privileges, although not specifically mentioned herein, as necessary or proper for the accomplishment of the foregoing power.


     15.14 Investment in Real Property or Securities of Employer; Voting of Employer Stock. The Trustee may, as and when directed in accordance with Article XI, invest in qualifying Employer securities and/or qualifying employer real property, as such terms are defined under ERISA. Any and all stock contributed to the Plan allocated to the Participants' Accounts shall be voted by the Trustees in accordance with instructions from the Participants. In the event that a Participant does not provide the Trustee with instructions on how to vote the stock allocated to his Account in a reasonable time, the Trustee shall vote such shares in its own discretion if all proxy information is provided in a timely manner to the Trustee.

     15.15 General Investment Powers. To invest and reinvest any principal and income of the Trust and keep the Trust invested, without distinction between principal and income, in such property, real or personal, wherever situated, as the Trustee shall deem advisable, including but not limited to stocks, common or preferred, trust and participation certificates, bonds and mortgages (including part interest in bonds and mortgages or notes and mortgages insured by the Federal Housing Administration) leaseholds on improved and unimproved real estate, obligations of the Employer, and other evidences of indebtedness or ownership, irrespective of whether such property shall be of such character as authorized by applicable law from time to time for Trust investments. Without limiting the generality of the foregoing, the Trustee shall, as and when directed by the Employer, invest a portion of the Trust in life annuity or other contracts issued by any insurance companies approved by the Employer and shall deal with such contracts as directed by the Employer. The Trustee shall handle all such investments without liability for any loss if the investments are selected and diversified by the Trustee with care, skill, prudence and diligence under the circumstance then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, subject to the provisions of Sections 404 and 406 of ERISA.

     15.16 Power to Participate in Commingled Trust. To transfer, at any time and from time to time, such part or all of the Trust as it shall be deemed advisable to a Trustee, to any Trust which has been qualified under Section 401(a) and is exempt under Section 501(a) of the Code, in accordance with Rev. Rul. 81-100, and which is maintained as a medium for the collective investment of funds of pension, profit-sharing or other employee benefit Trusts whether or not the Trustee may act as Trustee of such Trust from time to time, and to withdraw any part or all of the Trust so transferred, upon the approval of the Company. The provisions of any such Trust shall be deemed a part of this Agreement.

     15.17 Mutual Fund Authorization. Authorization is hereby given by the Company for investment of assets of the Plan in shares of any mutual funds (the "Funds") upon the direction of the Administrator or its designee. In giving such authorization, it is acknowledged that the Trustee may serve as Investment Adviser to any or all of the Funds and that the Funds may be administered and distributed by companies which are unaffiliated with the Trustee. It is also acknowledged that the Trustee is entitled to and shall receive fees for acting as Investment Adviser to the Funds ("Fund Advisory Fees"). The Fund Advisory Fees are based on the net asset value of each of the Funds and vary among the Funds as set forth in any applicable prospectuses. It is

further acknowledged that the Trustee may receive various benefits resulting from investment of assets of the Plan in the Funds, which could result in increased net asset values of the Funds and, in turn, increased Fund Advisory Fees for the Trustee. In addition, other service providers to the Funds may receive compensation from the Funds as set forth in any applicable prospectuses.

           No sales or redemption fees shall be charged the Plan for assets invested in any such Funds and no account level investment management fee shall be charged the Plan by the Trustee for assets invested in the Funds although the Trustee may receive the Fund Advisory Fees. The Trustee may consider investment in the Funds appropriate due to the diversification of Plan investments, the daily liquidity of the Funds, the daily information available and the fact that they are managed in accordance with the fiduciary standards of the Trustee.

           The Company, by signing this Plan and Trust acknowledges and agrees, in accordance with applicable law, that: it is a fiduciary of the Plan independent and unrelated to the Trustee; it will request and receive copies of all current prospectuses for any Funds and the Trustee's relevant schedule of fees, as revised periodically, which together document the various fees applicable to the Plan (including any fees for investment of assets of the Plan in the Funds), and approval is hereby given to such fees, including the Fund Advisory Fees; it understands that there are no limits to the Trustee investing assets in the applicable Funds in accordance with the terms specified herein.

     15.18 Effective Date of Trust Provisions. A separate Trust Agreement may exist with the Trustee (the "Prior Trust"). The terms and conditions of the Prior Trust, if any, shall control the investment and distribution of all Plan assets, and the responsibilities of the Trustee, until the Trustee executes this Plan document. However, all other provisions of this Plan shall apply with regard to the entitlement to benefits, contributions and all other provisions addressed in this Plan.


                           ARTICLE XVI
                      MAINTENANCE OF RECORDS
                      ______________________

     16.1 Maintenance of Records. It is understood and agreed that deposits and withdrawals may be made directly to and from the underlying funds including mutual funds which comprise the Trust Fund hereunder. Transfers may be made directly between such underlying funds. If withdrawals from the Trust Fund are made, such withdrawals shall be delivered by the Trustee. The Trustee is authorized and shall be fully protected in relying upon those asset and transaction reports which are provided to the Trustee by those mutual funds which comprise the underlying funds of this Trust Fund and on asset and transaction reports received from the Administrator or the Administrator's designee. As soon as practicable after the end of each Plan year or after the removal or resignation of the Trustee, the Trustee shall render a written account to the Company of all transactions in the Trust for the Plan year or for the period from the period covered by the last account up to the resignation or removal of the Trustee. The Trustee may fulfill its obligation hereunder by forwarding to the Company the asset and transaction reports for the same period received from the mutual funds and Administrator, or the Administrator's designee, supplemented, if need be, by reports of any transactions in the Trust Fund which are not contained in such asset and transaction reports of the mutual funds and Administrator, or the Administrator's designee. After the mailing of such account by the Trustee, the Company shall promptly notify the Trustee in writing of its approval or disapproval thereof. Such approval of any statement of account shall constitute an account stated between the Trustee and the Company as to all matters embraced therein and shall be binding upon the Employer to the same extent as if the account had been settled and allowed in proceeding before a court of competent jurisdiction. In case the Company fails to notify the Trustee in writing of its disapproval of the written account within 120 days after receipt of the written account, as between the Company and the Trustee, the latter shall be released as to all matters embraced therein, with the same force and effect as if the same had been duly approved in writing.


                           ARTICLE XVII
    REMOVAL, RESIGNATION AND APPOINTMENT OF SUCCESSOR TRUSTEE
    _________________________________________________________


     17.1 Successor Trustee. The Trustee may be removed by the Company at any time upon 60 days written notice to such Trustee . The Trustee may resign at any time upon 60 days notice to the Company in writing. Upon such removal or resignation of a Trustee, the Company shall appoint a successor who shall have the same powers and duties as those conferred upon the departing Trustee hereunder, and upon acceptance of such appointment by the successor Trustee, the departing Trustee shall assign, transfer and pay over to such successor Trustee the funds and properties then constituting the Trust and, in that connection, shall cause, if requested in writing by the successor Trustee, any part thereof then held in any commingled trust to be withdrawn therefrom. The departing Trustee is authorized, however, to reserve such sum of money, as it may deem advisable, for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee.


                          ARTICLE XVIII
                       IMMUNITY OF TRUSTEES
                       ____________________


     18.1 Consultation with Counsel. The Trustee may from time to time consult with counsel, who may be counsel for the Employer, and shall be fully protected in acting upon the advice of counsel.

     18.2 Trustee Not Liable in Administration of the Trust. The Trustee shall not (except as may be otherwise provided in Section 405 of ERISA) be held responsible for any loss to the Trust, a Participant or a Beneficiary resulting from a breach of duty committed by any other fiduciary or party-in-interest unless the Trustee had knowledge of or participated in any such breach of duty. The Company agrees to indemnify and to hold the Trustee harmless from any liability in the administration of the Trust, unless arising from the Trustees' own negligence or willful misconduct. The Trustee shall not (except as may be required by law) give any bond or other security for the faithful performance of its duties under this Plan.

     18.3 Actions Governed by Corporate Resolution. Except as otherwise herein specifically provided, any action by the Company pursuant to any of the provisions of this Plan shall be evidenced by (1) a resolution of its Board (or similar governing body) certified to the Trustee over the signature of its Secretary or Assistant Secretary or other duly authorized agent under the corporate seal, if any, or (2) by appropriate written authorization of any person or committee to which the Board has delegated the authority to take such action, and the Trustee shall be fully protected in acting in accordance with any such resolution or other authorization.

     18.4 Certification of Employer. The Trustee shall be fully protected in relying upon a certification of an employee of the Employer and also in relying upon the certification of any officer or agent of the Employer, and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee. The Trustee shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. The Trustee shall not be liable for the proper application of any part of the Trust if action is taken by the Trustee in accordance with the written directions of the Employer as herein provided.

     18.5 Not Required to Participate in Litigation. The Trustee shall not be required to participate in any litigation either for the collection of monies or other property due the Trust, or in defense of any claim against the Trust unless the Trustee shall have been indemnified to its satisfaction against all expense and liability to which the Trustee might become subject; but upon the written directions of the Company, the Trustee may compromise, settle, or adjust claims arising out of any insurance company contracts.


     18.6 Standard of Trustee's Care for Participant Investment Direction. In accordance with Section 404(c) of ERISA and the Participant investment direction provisions of Article XI of the Plan, to the extent Participant's exercise discretion regarding the investment of any Trust assets, the Trustee's only duty shall be to invest the Trust's assets in accordance with the Participants' directions given pursuant to Article XI of the Plan. The Trustee shall not have any duty to question the soundness of a Participant's instructions concerning the investment direction of such Participant's account or portion thereof, nor to review or make any recommendation of its own with respect to the making or retention of any such investment. The Trustee shall have no liability to any person for any action taken or omitted in accordance with any instructions given by the Participant's account or portion thereof, or for the failure of such Participant to given such directions.

     18.7 Directions of Administrator. The Administrator or Committee may appoint any individual or firm to perform certain, or all, of its functions including ministerial actions and direction of the Trustee, excluding any fiduciary responsibilities. The Trustee shall be notified of such appointment and provided specimen signatures of the individual, or individuals, in the firm who may direct the Trustee, and the Trustee shall be fully protected in relying upon directions provided in accordance with any such appointments.


                           ARTICLE XIX
        AMENDMENT, DISCONTINUANCE, TERMINATION AND MERGER
        _________________________________________________


     19.1 Company Right to Amend, Modify, Suspend Or Terminate the Plan. While the Company intends to continue the Plan indefinitely, it reserves the right at any time and from time to time to amend, modify, suspend or discontinue this Plan in whole or in part by action of the Board; provided, however, except as in Section 19.2 herein, the Company shall have no power to amend, modify, suspend or discontinue the Plan in such manner as will cause or permit any part of the funds accumulated under the Plan to be diverted to purposes other than for the exclusive benefit of the Participants, Former Participants, retired Participants or their Beneficiaries or as will cause or permit any portion of the funds to revert to or become the property of the Employer, and provided further, that no amendment shall deprive Participants, Former Participants, retired Participants or their Beneficiaries of any rights then vested in or accrued to them. Any amendment, modification, suspension or discontinuance of this Plan shall be made by written notice delivered to the Trustee, provided that no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent.

           In no event, however, shall any amendment to the Plan, or merger of any plan into this Plan, have the effect of reducing a Participant's accrued benefit other than an amendment described in Section 412(c)(8) of the Code or Section 4281 of ERISA. For purposes of this Section, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing benefits hereunder.
In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

           Except as permitted under the Code or any Regulations (including Treas. Reg. Section 1.411(d)-4), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Section 411(d)(6)(A) of the Code, such as early retirement benefits and retirement-type subsidies, and optional forms of benefit.


           An Employer other than the Company can terminate its participation in the Plan by providing 30 days written notice to the Company and the Trustee.

     19.2  Participants' Protection if Plan is Terminated.

           (a) Upon the complete discontinuation of contributions to the Plan, or the complete or partial termination of the Plan, the rights of all affected Employees under the Plan shall become fully vested and nonforfeitable. After the occurrence of any of these events, and notification of the Trustee of the occurrence thereof, all Accounts shall be revalued as if the termination date were a Valuation Date, and the Account Balances shall be distributed in accordance with Article VII.

           If the Plan is partially or completely terminated or contributions are completely discontinued no further contributions shall be made by the Employer; but the Trust shall be administered as though the Plan were otherwise in full force and effect until all assets are distributed.

           (b) Upon a Plan termination, or upon the dissolution or liquidation of the Employer, the assets shall be paid out by the Trustee, as and when directed by the Committee, in accordance with the provisions of Section 19.2 herein. Notwithstanding the foregoing, the Administrator may instruct the Trustee to delay distribution of the Plan's assets until it has received a determination from the Internal Revenue Service that the termination does not adversely impact the Plan's qualified status under Section 401 of the Code.

     19.3 Merger. No merger or consolidation with, or transfer of any of the Plan's assets or liabilities to, any plan shall occur at any time unless each Participant would receive (as if the Plan had then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).


                            ARTICLE XX
                         TOP HEAVY STATUS
                         ________________

     20.1  Top Heavy Plan Requirements.

           For any Top Heavy Plan Year, the Plan shall provide the following:

           (a) A special minimum contribution and allocation requirements of Section 416(c) of the Code pursuant to Section
5.2 of the Plan;

           (b) For Plan Years beginning before January 1, 1989, the maximum amount of Compensation taken into consideration for purposes of determining contributions under the Plan for any Participant for any such Plan Year shall be $200,000 (or such other amount as may be prescribed under Treasury regulations).

     20.2  Determination of Top Heavy Status.

           (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds 60 percent of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

           If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account Balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former participant has not performed any service for any Employer maintaining the Plan at any time during the 5 year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

           (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceed 90 percent of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

           (c) Aggregate Account:  A Participant's Aggregate
Account as of the Determination Date is the sum of:


               (1) The Participant's Account Balance as of the most recent valuation occurring within a 12 month period ending on the Determination Date.

               (2) Contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made.

               (3) Any Plan distributions made within the Plan Year that includes the Determination Date or within the 4 preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for Top Heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's Account Balance because of death shall be treated as a distribution for the purposes of this paragraph.

               (4) Any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified employee contributions (as defined in Section 219(e) of the Code) shall not be considered to be a part of the Participant's Aggregate Account balance.

               (5)  With respect to unrelated rollovers and
plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the Plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account Balance.

               (6)  With respect to related rollovers and
plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the Plan accepting such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer accepted after December 31, 1983 as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

           (d) "Aggregation Group" means either a Required
Aggregation Group or a Permissive Aggregation Group as hereinafter determined.


               (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

     In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is a not a Top Heavy Group.

               (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

     In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a not a Top Heavy Group.

               (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy
Plans.

               (4)  An Aggregation Group shall include any
terminated plan of the Employer if it was maintained within the last 5 years ending on the Determination Date.

           (e) Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's present value of accrued benefit shall be as determined under the provisions of the applicable defined benefit plan.

           (f) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

               (1)  the present value of accrued benefits of Key
Employees under all defined benefit plans included in the group, and

               (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds 60 percent of a similar sum determined for all Participants.


                           ARTICLE XXI
               QUALIFIED DOMESTIC RELATIONS ORDERS
               ___________________________________


     21.1  Qualified Domestic Relations Orders.

           (a) For purposes of this Article, a "qualified domestic relations order" (QDRO) shall mean a "domestic relations order" which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the benefits payable with respect to a Participant under the Plan.

           (b) For purposes of this Article, a "domestic relations order" shall mean any judgment, decree or order which relates to the payment of child support, alimony or marital property rights, and is made pursuant to State domestic relations law.

           (c) The Administrator shall provide prompt notice to the Participant, any alternate payees, and any other parties within the Administrator's knowledge likely to be affected by the order, of: (1) the receipt of a "domestic relations order" and (2) his determination pursuant to Section 21.2 as to whether such order qualifies as a QDRO.

           (d) For purposes of this Article, "alternate payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a "domestic relations order" as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

     21.2  Determination of Qualification of Domestic Relations
Order.

           (a) Within a reasonable period of time after the receipt of a "domestic relations order" by the Administrator, he shall make a determination as to whether such order qualifies as a QDRO by ensuring that the order meets at least the following requirements:

               (1) Clearly specifies the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee,

               (2) Clearly specifies the amount or percentage of the Participant's Account Balance to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is determined,

               (3) Clearly specifies the number of payments or period to which such order applies,

               (4) Clearly specifies each Plan to which such order applies,


               (5) Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except as otherwise provided in Section 414(p)(4) of the Code,

               (6)  Does not require the Plan to provide
increased benefits, (determined on the basis of actuarial value), and

               (7) Does not require the payment of benefits to another alternate payee under another order previously determined to be a QDRO.

           (b) While the qualified status of an order is being determined by the Administrator, Plan benefits which would have been payable to an alternate payee during such period if the order had been determined to be a QDRO, shall be segregated in a separate account. In no event, however, shall such separate account be maintained for a period exceeding 18 months. If no determination with respect to the order is made within 18 months, benefits are to be distributed without regard to the order until such time as the status of the order is determined in favor of the alternate payee, if at all.

           (c) The Administrator shall administer the alternate payee's benefits as provided in the QDRO. However, if the QDRO fails to provide for such administration, the Administrator shall, in his sole discretion, administer the alternate payee's benefits in any reasonable manner consistent with the Plan and the QDRO.


                           ARTICLE XXII
                      LOANS TO PARTICIPANTS
                      _____________________


     22.1 Loan Application. Each Participant who is an Employee of the Employer and any other Participant or Beneficiary who is a party in interest as defined in ERISA, but who is not an owner-employee within the meaning of Section 401(c)(3) of the Code (unless an exemption from the prohibited transaction rules of the Code and ERISA has been obtained with respect to such owner-employee) may apply for a loan from the Plan. All applications shall be made to the Administrator on forms which it prescribes, and the Administrator shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Article.

     22.2  Loan Approval.

           (a) The Administrator shall have the right to reject a loan application if the Participant has the present intention to take a personal leave of absence during the period of loan repayment or on the basis of a Participant's credit worthiness and financial need or such other factors as would be considered in a normal commercial setting by an entity in the business of making loans and as the Administrator determines necessary to safeguard the Trust.

           (b) A Participant may not have more than one loan outstanding at any time.

           (c) If a loan is approved a Participant's Account will be charged a $15 fee to cover the costs associated with the processing of the loan.

     22.3  Amount of Loan.

           (a) The minimum amount of any loan shall be $1,000. In no event shall the loan amount exceed 50% of the vested value of all the Participant's Accounts under the Plan, including Employee Savings, Rollover, After-Tax, Matching, Discretionary Base and Discretionary Supplemental Contributions Accounts determined as of the Valuation Date immediately preceding the date on which the loan application is received by the Administrator.

           (b) The amount of any loan, when added to the amount of a Participant's outstanding loans under the Plan and all other plans qualified under Section 401(a) of the Code which are sponsored by the Employee or any Affiliated shall not exceed the lesser of:

               (1)  $50,000, reduced by the excess (if any) of:


                    (A)  The participant's highest outstanding
balance of loans during the one-year period ending on the day before the date on which such loan is made to the Participant, over

                    (B) The outstanding balance of loans made to the Participant on the date such loan is made to the Participant;
or

               (2)  50% of the value of the Participant's
nonforfeitable Account.

     22.4  Terms of Loan.

           (a) The interest rate on loans shall be: (1) determined by the Administrator, (2) commensurate with rates charged for similar loans by entities in the business of making loans, and (3) adjusted from time to time as circumstances warrant. Each loan granted pursuant to this Article shall be secured by 50% of the Participant's Account Balance. In its sole discretion, the Administrator may require such additional security of assets outside of the Plan as it deems necessary.

           (b) Each loan shall be evidenced by the Participant's execution of a personal demand note on such form as shall be supplied by the Administrator. Each such note shall specify that, to the extent repayment is not demanded sooner, repayment shall be included in installments over 12, 24, 36, 48 or 60 months from the date on which the loan is distributed; however, if the purpose of the loan is to acquire any dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant, the period of repayment may exceed 60 months. All loans from the Plan shall be non-renewable. Each note shall also specify the interest rate as determined by the Administrator at the time the loan is approved.

           (c) All loans shall be repaid in approximately equal installment (not less frequently than quarterly) through payroll deductions or in such other manner as the Administrator may determine. A Participant may repay all or any portion of the outstanding balance of any loan in at any time by notifying the Administrator of his intent to do so and by forwarding to the Administrator payment of the amount of the then outstanding balance, plus interest accrued to the date of payment, intended to be repaid. The loan shall be considered to be an investment of the Participant's Account, and the amount of principal and interest repaid by a Participant shall be credited to a Participant's Account as each repayment is made and reinvested in accordance with the Participant's investment election for contributions in effect at the time of repayment.

           (d) If, and only if:

               (1)  The Participant dies;


               (2) The Participant (other than a Participant who continues to be a party in interest) has a separation from service;

               (3) The Compensation of a Participant who is an Employee is discontinued and decreased below the amount necessary to amortize the loan and such status continues for more than one year;

               (4) The loan is not repaid by the time the note matures including any extensions pursuant to subsection (d);

               (5)  The Participant attempts to revoke any
payroll deduction authorization for repayment of the loan without the consent of the Administrator;

               (6) The Participant fails to pay any installment of the loan when due and the Administrator elects to treat such failure as default; or

               (7)  Any other event occurs which the
Administrator, in its sole discretion, believes may jeopardize the repayment of the loan; before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable. The Participant (or his Beneficiary, in the event of the Participant's death) may satisfy the loan by paying the outstanding balance of the loan within such time as may be specified in the note. If the loan and interest are not repaid within the time specified, the Administrator shall satisfy the indebtedness from the amount of the Participant's vested interest in his Account as provided in
Section 22.5 before making any payments otherwise due hereunder to the Participant or his Beneficiary.

     22.5 Enforcement. The Administrator shall give written notice to the Participant (or his Beneficiary in the event of the Participant's death) of an event of default described in subsection (e) of Section 22.4. If the loan and interest are not paid within the time period specified in the notice, the amount of the Participant's Accounts, to the extent such Accounts are security for the loan, shall be reduced by the amount of the unpaid balance of the loan, with interest due thereon, and the Participant's indebtedness shall thereupon be discharged to the extent of the reduction. If the Accounts pledged as security for the loan are insufficient to discharge fully the Participant's indebtedness, the Participant's future Accounts shall be used to reduce the Participant's indebtedness at such time as the Participant has a separation from service or is otherwise entitled to a distribution under Article VII or a withdrawal under Section 7.6 from his Employee Savings Contribution Account. Such action shall not operate as a waiver of the rights of the Employer, the Administration, the Trustee , or the plan under applicable law. The Administration also shall be entitled to take any and all other action necessary and appropriate to foreclose upon any property other than the Participant's Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.


     22.6 Additional Rules. The Administration may establish additional rules relating to Participant loans under the Plan, which rules shall be applied on uniform and non-discriminatory basis.


                          ARTICLE XXIII
                     MISCELLANEOUS PROVISIONS
                     ________________________


     23.1 Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any Employee with or without cause.

     23.2 Rights to Assets. No Participant, Former Participant, retired Participant or Beneficiary shall have any right to, or interest in, any part of the Trust except as provided in the Plan and Trust. All payments of benefits as provided for in this Plan shall be made solely from the assets of the Trust.

     23.3 Limitation of Liability. Neither the Employer, any Participant of the Committee, nor the Trustee guarantees the Trust in any manner against loss or depreciation, and none of them shall be liable to any person for any act or failure to act of any of them which is prudently made pursuant to law and the provisions of the Plan and Trust, nor shall any of them be liable for any breach of duty committed by any other Fiduciary or other party-in-interest unless they knowingly participated in any such breach of duty, had knowledge thereof, or should have had knowledge thereof, and failed to act prudently to remedy any such breach or to prevent the occurrence thereof.

     23.4 Governing Law. This Plan and the Trust created hereby shall be administered, construed and enforced according to the laws of the State of Delaware and the Trustee shall be liable to account only in the courts of that State. The Trustee may at any time initiate an action or proceeding for the settlement of its account, or for the determination of any questions of construction which may arise or for instructions, and the only necessary parties defendant to such action or proceeding shall be the Employer, except that the Trustee may, if it so elects, bring in as parties defendant any other person or persons.

     23.5 Gender and Number. The masculine gender, where appearing herein, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

     23.6  Rollovers.

           (a) Within the discretion of the Administrator, the Plan may receive any amounts theretofore received by any Employee, whether or not the Employee is a Participant, from a qualified plan, either directly within 60 days after such receipt, or through the medium of an individual retirement account (IRA), provided that such contribution does not consist of nor does the IRA contain any assets other than those attributable to prior employer contributions under a qualified plan. In addition, with the discretion of the Administrator, the Plan may receive a

direct payment of "eligible rollover distributions" (as defined in Section 23.8(a)) from another qualified plan, which amounts shall be deemed "direct rollover" contributions. No transfer shall be permitted, however, unless in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a Participant's "Rollover Account." Such account shall be fully vested at all times and shall not be subject to Forfeiture for any reason.

           (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts shall not be subject to Forfeiture for any reason and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph
(c) of this Section.

           (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be paid to the Participant in accordance with the provisions of this Plan.

           (d) The Administrator may direct that Employee transfers made pursuant to this Section be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made.

           (e) Unless the Administrator directs that the Participant's Rollover Account be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the trustee, it shall be invested as part of the general Trust and shall share in any income earned thereon, any investment gains and losses attributable thereto, less any expenses, pursuant to the terms of this Plan.

           (f) For purposes of this Section the term "amounts transferred from another qualified plan" shall mean: (1) distributions received by an Employee from another qualified
Plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within 60 days following his receipt thereof; (2) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump sum distribution,
(B) were eligible for tax free rollover to a qualified plan and
(C) were deposited in such conduit individual retirement account within 60 days of receipt thereof and other than earnings on said assets; and (3) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (2) above, and transferred by the Employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be trans-

ferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

           (g) The Administrator shall not accept a distribution from any other qualified retirement plan if the Administrator determines that the transfer of such interest (1) would impose upon this Plan requirements as to the form of distribution that would not otherwise apply herein, (2) would otherwise result in elimination of Code Section 411(d)(6) protected benefits, or
(3) would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code apply.

     23.7 Direct Transfers. No transfers which would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply shall be permitted to be made to the Plan directly from another qualified plan in a direct Trustee to Trustee transfer.

     23.8 Direct Rollovers. This Section applies to distribu-tions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elec, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     For purposes of this Section, the following definitions shall apply:

           (a) Eligible rollover distributions. An eligible distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.)

           (b) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (c) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former


Employee's surviving spouse and the Employee's or former
Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section
414(p) of the Code, are distributee with regard to the interest of the spouse or former spouse.

           (d) Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

           (e) As permitted under Revenue Procedure 93-47, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               (1) The Plan Administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (2) The participant, after receiving the notice, affirmatively elects a distribution.

     23.9  Spendthrift Clause.

           (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

           (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Account Balance. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his vested Account Balance, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in
Article IX.

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


           (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

     23.10 Annual Report of the Trustee. Within 60 days after the latter of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee shall furnish to the Employer and the Committee a written statement of account with respect to the Plan year for which such contribution was made setting forth:

           (a) The net income, or loss, of the Trust Fund;

           (b) The gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

           (c) The increase, or decrease, in the value of the Trust Fund;

           (d) All payments and distributions made from the Trust
Fund; and

           (e) Such further information as the Trustee and/or the Committee deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and the Committee of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within 90 days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters contained therein as between the Employer and the Trustee to the same extent as if the Account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its Account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

     23.11 Audit.

           (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Committee shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Committee and the Trustee a report of his audit setting forth his opinion as to whether each

of the following statements, schedules or lists, or any others that are required by Section 103 of ERISA or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently;

               (1) Statement of the assets and liabilities of the Plan;

               (2) Statement of changes in net assets available to the Plan;

               (3) Statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

               (4)  A list of all leases in default or
uncollectible during the Plan Year;

               (5) The most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Committee deem necessary; and

               (6) A schedule of each transaction or series of transactions involving an amount in excess of 3 percent of Plan assets.

               All auditing and accounting fees shall be an expense of and may, at the election of the Committee, be paid from the Trust Fund.

           (b) If some or all of the information necessary to enable the Committee to comply with Section 103 of ERISA is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Committee as provided in
Section 103(b) of the Act within 120 days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

     23.12 No Prohibited Transactions. Notwithstanding anything to the contrary contained in this Plan, the Trustee shall not permit any transaction which would constitute either (i) a prohibited transaction under Sections 406 and 407 of ERISA and which is not exempted under Section 408 of ERISA, or (ii) a prohibited transaction under Section 4975 of the Code which is not exempted under Section 4975 of the Code.

     23.13 Quorum. A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee, or without a meeting by instrument in writing signed by all of the members of the Committee.


     23.14 Bonding. Every Fiduciary, except a bank or an insurance company, unless exempted by ERISA and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, of if there is not preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Committee, be paid from the Trust Fund or by the Employer.

     23.15 Preclusion of Cut-Backs. In no event shall nay provision of this Plan eliminate or reduce any benefit which is protected under Section 411(d)(6) of the Code. If any benefit in existence under any prior plan is inadvertently eliminated under this Plan, the rights and conditions of such prior plan shall remain in effect to protect such benefits.

     23.16 Severability. Should any provision of this Plan or rules and regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the provisions herein or therein contained unless such illegality shall make impossible or impractical the functioning of this Plan and, in such case, the appropriate parties shall immediately adopt a new provision.

     23.17 Titles and Headings. The titles and headings of the Sections in this instrument are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 22 day of December, 1994.


ATTEST:                       WSFS Financial Corporation


/s/ Belinda K. Rumple             /s/ Vicki L. Myoda
___________________________   By: _______________________________
Assistant Secretary



ATTEST:                       Wilmington Trust Company

/s/ Linda M. Bailey               /s/ J. F. Shelly III
___________________________   By: _______________________________
Secretary


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